UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            PARA MAS INTERNET, INC.
                          -----------------------------
                 (Name of small business issuer in its charter)

NEVADA                                     59-3383240
------                                     ----------
(State  or  jurisdiction  of               (I.R.S.  Employer
incorporation  or organization)            Identification No.)

        1337 S. Gilbert Road, Suite 104, Mesa, Arizona 85204 (480) 892-2189
        -------------------------------------------------------------------
          (Address and telephone number of principal executive offices)

              1337 S. Gilbert Road, Suite 104, Mesa, Arizona 85204
              ----------------------------------------------------
       (Address of principal place of business or intended principal place of business)

               Rodney E. Sumpter,  139 Vassar St., Reno, NV  89502
               ---------------------------------------------------
            (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for  the  same  offering.                          |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.                                                   |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.                                                   |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the  following  box.                                                        |__|

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
TITLE  OF  EACH                         PROPOSED       PROPOSED
CLASS  OF                               MAXIMUM        MAXIMUM
SECURITIES                              OFFERING       AGGREGATE    AMOUNT OF
TO  BE               AMOUNT  TO  BE     PRICE  PER     OFFERING     REGISTRATION
REGISTERED           REGISTERED         SHARE          PRICE        FEE
--------------------------------------------------------------------------------
Common Stock        20,000,000  shares  $0.25          $5,000,000   $633.50
Common  Stock        9,980,105  shares  $0.25          $2,495,026   $316.12
Total               29,980,105  shares  $0.25          $7,495,026   $949.62
--------------------------------------------------------------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                          COPIES OF COMMUNICATIONS TO:
                              Gary R. Henrie, Esq.
                            10616 Eagle Nest Street
                              Las Vegas, NV 89141
                                 (702) 616-3093

                                   PROSPECTUS

                             PARA MAS INTERNET, INC.
                                29,980,105 SHARES
                                  COMMON STOCK
                                ----------------

Para Mas Internet, Inc. is offering to sell 20,000,000 shares of its common stock on a self-underwritten basis at an offering price of $0.25 per share.
There is no minimum number of shares that must be sold in this offering. This is the initial public offering of shares of its common stock and will proceed for a period of twenty months or until all shares are sold.

The selling shareholders named in this prospectus are offering 9,980,105 shares of common stock at an offering price of $0.25 per share. If the shares are quoted in the future in the Pink Sheets or some exchange, selling shareholders may sell shares at market price. Para Mas Internet, Inc. will not receive any proceeds from shares sold by selling shareholders.

Our  common  stock is presently not traded on any market or securities exchange.

                                                        Proceeds to Para Mas
                                                        from its self
                                                        underwritten offering   Proceeds to selling
                          Offering Price  Commissions   before expenses (2)     shareholders
                          --------------  -----------   --------------------    ------------

Per Share in Offering by
Para Mas . . . . . . . .  $         0.25  $  0.025 (1)  $             0.225

Per Share in Offering by
 Selling Shareholders. .  $         0.25  $   0.00                               $       0.25

Totals for Offering by
Para Mas . . . . . . . .  $    5,000,000  $500,000 (1)  $      4,500,000 (2)

Totals for Offering by
Selling Shareholders . .  $ 2,495,026.20  $   0.00                               $2,495,026.20
----------------------------------------------------------------------------------------------





(1) The offering by Para Mas will be self-underwritten unless it is determined at a later time to sell the offering through the use of underwriters. The table sets forth commission amounts assuming underwriters are used.
(2) Offering expenses are estimated to be $50,000.00 which will leave Para Mas proceeds of $4,450,000.00 if all shares offered by Para Mas are sold and underwriters are used to sell the offering.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 6 THROUGH 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this prospectus is: _____________________

                                TABLE OF CONTENTS
                                                                         PAGE
Summary----------------------------------------------------------------------
Risk Factors-----------------------------------------------------------------
Use of Proceeds--------------------------------------------------------------
Determination of Offering Price----------------------------------------------
Dilution---------------------------------------------------------------------
Selling Shareholders---------------------------------------------------------
Plan of Distribution---------------------------------------------------------
Legal Proceedings------------------------------------------------------------
Directors, Executive Officers, Promoters and Control Persons----------------- Security Ownership of Certain Beneficial Owners and Management--------------- Description of Securities----------------------------------------------------
Interest of Named Experts and Counsel----------------------------------------
Disclosure of Commission Position of Indemnification for Securities Act------ Liabilities------------------------------------------------------------------
Description of Business------------------------------------------------------
Description of Property------------------------------------------------------
Market for Common Equity and Related Stockholder Matters--------------------- Executive Compensation-------------------------------------------------------
Financial Statements---------------------------------------------------------
Changes in and Disagreements with Accountants-------------------------------- Available Information--------------------------------------------------------

                                    SUMMARY


OUR  BUSINESS

Para Mas Internet, Inc., a Nevada corporation ("Para Mas") Amerigroup, Inc. is an issuer of retail discount cards to entertainment venues and for other retail purposes. Amerigroup also is engaged in other related business enterprises.

Even though our products are developed and have been introduced into the market, we need the proceeds from this offering to grow our client base in a major way. The successful completion of this offering will fund the expansion of Para Mas and the marketing of our products

                       -----------------------------------

We were incorporated as a Nevada corporation on June 6, 1994. Our principal executive offices are located at 1337 S. Gilbert Road, Suite 104, Mesa, Arizona 85204. Our telephone number is 480-892-2189.

THE  OFFERING

SECURITIES OFFERED 29,980,105 shares of Para Mas common stock. 20,000,000 of the shares will be offered by Para Mas on a self-underwritten basis. 9,980,105 of the shares may also be sold from time to time by selling shareholders.

OFFERING PRICE The offering price for all shares of common stock is $0.25 per share. In the event Para Mas either sells all 20,000,000 shares offered by it or terminates the offering of the 20,000,000 shares, if a public market for our common shares develops, then the actual price of the common stock to be sold thereafter by the selling shareholders may be determined by prevailing market prices at the time of sale. Selling shareholders may sell at the market price only after the shares are quoted on the Pink Sheets or on some exchange.

 MINIMUM  NUMBER
OF  SHARES  TO  BE  SOLD
IN  THIS  OFFERING     None.

USE  OF  PROCEEDS     If  all  shares offered by Para Mas are sold, net proceeds from this offering will be approximately $4,950,000 and will be used by Para Mas for working capital and to market its products. If underwriters are engaged to sell the offering, net offering proceeds will total approximately $4,450,000. Para Mas will not receive any proceeds from the sale of common stock by the selling shareholders.

BEST  EFFORTS  OFFERING     The  offering  is  being  sold by our president on a
self-underwritten efforts basis. Management may enter into an underwriting agreement for this offering at a later date.

THIS  OFFERING
WILL  EXPIRE     This offering will close whenever all of the shares are sold or twenty  months after the effective date of this prospectus, whichever is sooner.

SUMMARY  FINANCIAL  INFORMATION

Balance  Sheet  Data:
                                                        March  31,  2004

Cash                                                     $     38,400
Total  Assets                                            $    857,941
Liabilities                                              $  1,654,624
Total Stockholders' Equity                               $  (796,683)

Income  Statement  Data:

Net Revenues for three months ended March 31, 2004       $     92,423
Expenses for three months ended March 31, 2004           $    108,390
Deficit for three months ended March 31, 2004            $   (15,967)

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed and you could lose all or part of your investment.

WE HAVE ONLY RECENTLY BEGUN GENERATING REVENUES AT A LEVEL MATERIAL TO THE BUSINESS OPERATIONS OF PARA MAS AND WE MUST CONTINUE TO DO SO IF PARA MAS IS TO BE SUCCESSFUL.

During the fiscal quarter ended March 31, 2004, we generated revenues totalling $92,423 but overall have an accumulated deficit related to our current business operations of $2,246,860. If we are to succeed, we must continue to generate revenues totalling a minimum of $30,000 per month or be able to raise additional working capital through the sale of equity in Para Mas. The likelihood of success must also be considered in light of the ongoing problems, expenses, difficulties, complications and delays encountered in connection with the development of our business plan. There is a limited history upon which to base any assumption as to the likelihood that we will prove successful. If we are unsuccessful in addressing these risks, our business will most likely fail.

INVESTORS WILL BE UNABLE TO SELL THEIR SECURITIES IF NO MARKET DEVELOPS FOR THOSE SECURITIES.

No  market  exists  at the present time for our common shares.  Investors in the offering will purchase securities that cannot be resold by those investors since no market exists. Even though at some time in the future we intend to create a public market for our common shares, there can be no assurance when the market will develop or if the market will ever develop. If we are not successful in developing a market for our common shares, investors will not be able to sell their securities and will suffer a loss of their investment.

WE DEPEND ON GARY WHITING WHOM WE MAY NOT BE ABLE TO RETAIN, IN WHICH EVENT WE COULD NOT CONTINUE TO DEVELOP OUR BUSINESS PLAN.

Gary Whiting is our only officer and director and who has the expertise to run and oversee the development of our business. We would not be able to retain Mr. Whiting if he should die, become disabled or become engaged in other business pursuits to the extent he cannot devote sufficient time to our business. In such event, we could not prosecute our business plan unless we can replace Mr. Whiting. It is uncertain whether we would be able to do so. In addition, we have no key-man life insurance on Mr. Whiting.

SINCE THERE IS NO MINIMUM OFFERING AMOUNT, THE FIRST INVESTORS IN THE OFFERING ARE AT GREATER RISK IN THE EVENT SUFFICIENT FUNDS ARE NOT RAISED IN THE OFFERING TO FUND OUR CONTINUED GROWTH.

Para Mas is dependant upon the proceeds of this offering to aggressively implement its business plan. There is no minimum offering amount assigned to this offering. Accordingly, upon acceptance of offering subscriptions, the proceeds of such subscriptions are immediately transferred into the operating account of Para Mas and used to conduct the business affairs of Para Mas. In the event Para Mas is not successful in raising sufficient capital in this or other offerings to aggressively continue its business development, it is possible that subscribers that have invested will lose their investments.

BECAUSE GARY WHITING BENEFICIALLY OWNS 65% OF OUR OUTSTANDING COMMON STOCK, HE WILL CONTROL AND MAKE CORPORATE DECISIONS, WHICH DECISIONS MAY DIFFER FROM THOSE THAT WOULD HAVE BEEN MADE BY OTHER STOCKHOLDERS.

Gary Whiting owns approximately 65% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Gary Whiting may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

FORWARD-LOOKING  STATEMENTS
---------------------------

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the this Risk Factors section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

The net proceeds we will receive from the sale of the shares of common stock offered by us will be approximately $4,450,000, if the maximum numbers of shares are sold, after deducting offering expenses of $50,000 and if commissions are paid to underwriters. If the offering is self-underwritten, net proceeds will total approximately $4,950,000 if all shares offered by Para Mas are sold.

The principal purpose of this offering is to increase our working capital in order for us to proceed with the execution of our business plan in an aggressive manner. Our management will have significant flexibility in applying the net proceeds of the offering. Pending any use, the net proceeds of this offering will be placed in an interest bearing bank account.

The actual expenditures of the proceeds of the offering may differ substantially from the estimated use of proceeds. The actual expenditures of the proceeds of this offering will be determined by our board of directors in the best interests of advancing our business. Factors that could cause a reallocation of proceeds include an immediate demand for our products upon our initial production of those products or a need for manufacturing facilities beyond those currently available to us. If a demand exists for our product upon production, offering proceeds ear marked for marketing will be shifted to working capital. If demand for our products exceeds current manufacturing availability, more working capital will be used to expand manufacturing capability than would otherwise be the case.

We  expect  to  use  the  net  proceeds  from  this  offering  as  follows:



                                               ASSUMING 50%     ASSUMING 25% OF
                             ASSUMING ALL      OF THE SHARES    THE SHARES ARE
                            SHARES ARE SOLD       ARE SOLD           SOLD
                           -----------------  ----------------  ---------------
Gross Proceeds. . . . . .  $       5,000,000  $      2,500,000  $     1,250,000
Offering Expenses . . . .             50,000            50,000           50,000
Net Proceeds. . . . . . .          4,950,000         2,450,000        1,200,000
Purchase of Equipment (1)          2,000,000         1,000,000          500,000
Inventory . . . . . . . .          2,000,000         1,000,000          500,000
Marketing/Sales (2) . . .            500,000           250,000          100,000
Working Capital (3) . . .            450,000           200,000          100,000
                           -----------------  ----------------  ---------------
TOTAL . . . . . . . . . .  $       5,000,000  $      2,500,000  $    1,250, 000
                           =================  ================  ===============


(1) Equipment purchases will include kiosks which house point of sale terminals for our products by our card holders.
(2) Marketing and sales expenses will include primarily travel to and presentations to potential clients for the sale of our products and franchises of our business.
(3) Working capital will be used to support our business operations including without limitation, salaries, rent, utilities and supplies.

                         DETERMINATION OF OFFERING PRICE

The $0.25 per share offering price of our common stock was arbitrarily determined based on our current perceived financing needs. There is no relationship whatsoever between this price and our assets, book value or any other objective criteria of value.

                                    DILUTION

An investment in this offering will undergo immediate dilution when compared with the net tangible assets of Para Mas. The following table illustrates the per share dilution in net tangible book value to new investors if 100% of the 20,000,000 shares offered by Para Mas are sold, if 50% of the 20,000,000 shares are sold, and if 25% of the 20,000,000 shares are sold. Calculations are based on 281,248,039 capital shares outstanding, and at the different levels of the offering sold as indicated after the deduction of offering expenses and assuming all shares of Para Mas sold are on a self-underwritten basis with no commissions paid. The 9,980,105 shares to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution as a result of the sale of those shares.


PERCENT OF OFFERING SOLD                100%      50%      25%
Public offering price per
 Share. . . . . . . . . . . . . . . .  $ 0.25   $ 0.25   $ 0.25

Net tangible book value per share as
 of  March 31, 2004 . . . . . . . . .  $0.000   $0.000   $0.000

Increase per share  attributed to
 investors  in this offering. . . . .  $0.014   $0.006   $0.001



Net tangible book value  per share as
 of March 31, 2004,  after this
 Offering . . . . . . . . . . . . . .  $0.014   $0.006   $0.001

Net tangible book value
dilution per share
to new investors. . . . . . . . . . .  $0.236   $0.244   $0.249

Net tangible book value
 dilution per share to new
 investors expressed as a
 percentage
                                         94.4%    97.6%    99.6%




                              SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering 9,980,105 shares of common stock. The following table provides as of May 31, 2004, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.     the  number  of  shares  owned  by  each  prior  to  this  offering;
2.     the  total  number  of  shares  that  are  to  be  offered  for  each;
3. the total number of shares that will be owned by each upon completion of the offering; and
4.     the  percentage  owned  by  each  following  the  offering.

                                      Shares     Total Number
                                      Owned      Of Shares To   Total Shares To  Percent
                                      Prior To   Be Offered For Be Owned         Owned Upon
Name of Selling                       This       Shareholders   Completion Of    Completion
Stockholder                           Offering   Account        This Offering    Offering

ABBEY, Lloyd & Alice . . . . . . . .      5,000      5,000     -0-               -0-
AMBERIDIS, Diane . . . . . . . . . .      5,000      5,000     -0-               -0-
ANDREWS, Linda . . . . . . . . . . .      2,000      2,000     -0-               -0-
APOSTOLIC Faith Church . . . . . . .    400,000    400,000     -0-               -0-
ARNASON, Sheryl. . . . . . . . . . .     20,000     20,000     -0-               -0-
BEATTIE, Dave. . . . . . . . . . . .      5,000      5,000     -0-               -0-
BEAUCOCK, Orlin. . . . . . . . . . .      5,000      5,000     -0-               -0-
BERGET, Kelly. . . . . . . . . . . .     32,433     32,433     -0-               -0-
BOTTOMLEY, Geneva. . . . . . . . . .     20,000     20,000     -0-               -0-
BRABANT, Denis . . . . . . . . . . .      3,417      3,417     -0-               -0-

                                       -7-

BRAJCICH, Elinor . . . . . . . . . .     10,000     10,000     -0-               -0-

BRISBIN, Bonnie. . . . . . . . . . .     11,653     11,653     -0-               -0-
BROWN, Christopher . . . . . . . . .      2,680      2,680     -0-               -0-
BRUNDIN, Elizabeth . . . . . . . . .    102,181    102,181     -0-               -0-

BRUNDIN, V . . . . . . . . . . . . .      6,670      6,670     -0-               -0-
BRYANT, Peter & Ann. . . . . . . . .     40,000     40,000     -0-               -0-
BURECK Investments Ltd.. . . . . . .     30,000     30,000     -0-               -0-
BUSCHAU, Sandra. . . . . . . . . . .     20,000     20,000     -0-               -0-
BELLEFONTAINE, Deborah and BUSH, George  10,000     10,000     -0-               -0-
BUTLER, Craig. . . . . . . . . . . .     16,000     16,000     -0-               -0-
CAMERON, Karen . . . . . . . . . . .      3,300      3,300     -0-               -0-
CARDINAL, Sean . . . . . . . . . . .     20,000     20,000     -0-               -0-
CARDINAL, Sean & Kim . . . . . . . .      7,000      7,000     -0-               -0-
CASTLE, Alice. . . . . . . . . . . .     20,000     20,000     -0-               -0-
CHISHOLM, Dan. . . . . . . . . . . .     60,000     60,000     -0-               -0-
CHISHOLM, R.J. & J.M.. . . . . . . .    100,000    100,000     -0-               -0-
CHORNOBAY, Linda . . . . . . . . . .     20,000     20,000     -0-               -0-
CHORNOBAY, William . . . . . . . . .    200,000    200,000     -0-               -0-
CHRISTIANSEN, Rose . . . . . . . . .      2,000      2,000     -0-               -0-
CLARKSON, Laura. . . . . . . . . . .      5,000      5,000     -0-               -0-
COCHRANE, Tara . . . . . . . . . . .      1,333      1,333     -0-               -0-
COHOE, Lila. . . . . . . . . . . . .     10,000     10,000     -0-               -0-


CURRIE, Bruce. . . . . . . . . . . .     12,000     12,000     -0-               -0-
CURRIE, Elann M. . . . . . . . . . .     10,000     10,000     -0-               -0-
DANCE, Gail. . . . . . . . . . . . .      1,340      1,340     -0-               -0-
DOMONKOS, John . . . . . . . . . . .      6,667      6,667     -0-               -0-
Dragon Descent Holdings Ltd. . . . .    400,000    400,000     -0-               -0-
ENGLESON, Karen, . . . . . . . . . .     20,000     20,000     -0-               -0-
ERICKSON, Beverley . . . . . . . . .     17,000     17,000     -0-               -0-
ERICKSON, Christopher. . . . . . . .      7,000      7,000     -0-               -0-
FAUCHER, Darryl. . . . . . . . . . .      9,340      9,340     -0-               -0-
FIORELLA, Donna Jean . . . . . . . .     40,000     40,000     -0-               -0-
FREEMAN, Don . . . . . . . . . . . .     30,000     30,000     -0-               -0-
FREEMAN, Jonathan. . . . . . . . . .     10,000     10,000     -0-               -0-
FREEMAN, Lynette . . . . . . . . . .      4,000      4,000     -0-               -0-
FREEMAN, Ron . . . . . . . . . . . .      5,000      5,000     -0-               -0-
FROESE, Evelyn . . . . . . . . . . .     60,000     60,000     -0-               -0-
FURBER, Marjorie Lynn. . . . . . . .      2,000      2,000     -0-               -0-
FURBER, Winifred . . . . . . . . . .      4,340      4,340     -0-               -0-
GALANDIE, Gary . . . . . . . . . . .     13,400     13,400     -0-               -0-
GEERTSEMA, Hermen. . . . . . . . . .     10,000     10,000     -0-               -0-
GEMMELL, Isabel. . . . . . . . . . .      2,680      2,680     -0-               -0-
GERVAIS, Ron . . . . . . . . . . . .      6,667      6,667     -0-               -0-
HILL, Ann I. . . . . . . . . . . . .      6,670      6,670     -0-               -0-
HOFFARD, Ron . . . . . . . . . . . .      6,670      6,670     -0-               -0-
HOFFMAN, Richard . . . . . . . . . .     61,667     61,667     -0-               -0-
HOGAN, Emerald . . . . . . . . . . .      1,340      1,340     -0-               -0-
HORBACHEWSKY, Dorothy. . . . . . . .    222,670    222,670     -0-               -0-
HORBACHEWSKY, Mary . . . . . . . . .      5,360      5,360     -0-               -0-
HORBACHEWSKY, William J. . . . . . .      1,340      1,340     -0-               -0-
HOVLAND, Ola . . . . . . . . . . . .     20,000     20,000     -0-               -0-
HOWARD, Robert & Julie . . . . . . .      8,000      8,000     -0-               -0-
HOYER, Gail. . . . . . . . . . . . .     42,200     42,200     -0-               -0-

                                           -8-

IUZ, Larry . . . . . . . . . . . . .     20,000     20,000     -0-               -0-
JENSEN, Warren . . . . . . . . . . .     78,853     78,853     -0-               -0-
JORDAN, Michael T. . . . . . . . . .     12,000     12,000     -0-               -0-
JUDD, Barbara Ann Boyd and Peter Alan    13,340     13,340     -0-               -0-
KELLER, Perry. . . . . . . . . . . .      6,700      6,700     -0-               -0-
KEN Glover & Associates in
trust for Anthony Dwayne Prosk . . .      6,670      6,670     -0-               -0-
KENNEDY, Linda . . . . . . . . . . .     15,000     15,000     -0-               -0-
KILMARTIN, Fergus. . . . . . . . . .      6,670      6,670     -0-               -0-
KING, Leigh. . . . . . . . . . . . .      1,340      1,340     -0-               -0-
KLIPPENSTEIN, Maria. . . . . . . . .      6,670      6,670     -0-               -0-
KORHONEN, Jennifer . . . . . . . . .      2,680      2,680     -0-               -0-
KRINBILL, Dan. . . . . . . . . . . .      5,360      5,360     -0-               -0-
LeCLAIR, Teresa. . . . . . . . . . .     13,000     13,000     -0-               -0-
LEE, Shirley . . . . . . . . . . . .     40,000     40,000     -0-               -0-
LOU, Anja C. . . . . . . . . . . . .     10,000     10,000     -0-               -0-
LUKOMSKI, Donna. . . . . . . . . . .     25,671     25,671     -0-               -0-
LUTWICK, Emmanuel. . . . . . . . . .      5,000      5,000     -0-               -0-
MANKULICH, Gary. . . . . . . . . . .     10,700     10,700     -0-               -0-
MANKULICH, Mike. . . . . . . . . . .     26,658     26,658     -0-               -0-
MARZIN, Selena . . . . . . . . . . .      2,000      2,000     -0-               -0-
MAYNER, Linda. . . . . . . . . . . .      2,000      2,000     -0-               -0-
McCORD, Joanne . . . . . . . . . . .      8,670      8,670     -0-               -0-
McFADYEN, Danielle . . . . . . . . .    253,000    253,000     -0-               -0-
McFADYEN, Debra. . . . . . . . . . .    440,000    440,000     -0-               -0-
McFADYEN, Garry. . . . . . . . . . .     54,000     54,000     -0-               -0-
McINNIS, John. . . . . . . . . . . .      7,606      7,606     -0-               -0-
MEARS, Karen . . . . . . . . . . . .      5,000      5,000     -0-               -0-
MENGES, Hanelore . . . . . . . . . .     50,000     50,000     -0-               -0-
MERCIER, Kevin . . . . . . . . . . .      1,000      1,000     -0-               -0-
MICHALUK, Judy . . . . . . . . . . .      1,340      1,340     -0-               -0-
MILLER, Ruby . . . . . . . . . . . .      6,700      6,700     -0-               -0-
MINCHIN, Carolyn . . . . . . . . . .      3,300      3,300     -0-               -0-
MITCHELL, Eva. . . . . . . . . . . .      1,340      1,340     -0-               -0-
MOORE, Lorraine. . . . . . . . . . .      1,335      1,335     -0-               -0-
MORRISON, Don. . . . . . . . . . . .      1,000      1,000     -0-               -0-
OMELANIEC, Simon & Pamela. . . . . .    287,336    287,336     -0-               -0-
PARKIN, Carol. . . . . . . . . . . .      4,020      4,020     -0-               -0-
PAULIUK, Aaron . . . . . . . . . . .      8,000      8,000     -0-               -0-
PIECHOCKI, Elizabeth . . . . . . . .     20,000     20,000     -0-               -0-
PETRUNIA, Michael & Maureen. . . . .     30,000     30,000     -0-               -0-
PILSON, Chris. . . . . . . . . . . .      9,380      9,380     -0-               -0-
PILSON Enterprises Ltd.. . . . . . .    250,000    250,000     -0-               -0-
POLLARD, Phillip . . . . . . . . . .     15,000     15,000     -0-               -0-
POLOWAY, Richard . . . . . . . . . .     35,000     35,000     -0-               -0-
PROCTOR, Craig . . . . . . . . . . .    120,000    120,000     -0-               -0-
ROBERTSON, Linda . . . . . . . . . .      4,000      4,000     -0-               -0-
ROESSLER, Michael. . . . . . . . . .     25,000     25,000     -0-               -0-
ROON, Shaunna. . . . . . . . . . . .      5,000      5,000     -0-               -0-
RUTLEY, Harvey and/or Iona . . . . .    100,010    100,010     -0-               -0-
SABATINI, Anthony. . . . . . . . . .     10,720     10,720     -0-               -0-
SANDBERG, Dale . . . . . . . . . . .      5,000      5,000     -0-               -0-
SANSALONE, Janet . . . . . . . . . .      4,005      4,005     -0-               -0-

                                         -9-

SCHINDEL, Gerd Maria Katrina . . . .      6,000      6,000     -0-               -0-
SCHULTZ, Grant . . . . . . . . . . .     13,333     13,333     -0-               -0-
SIATECKI, Wayne. . . . . . . . . . .     11,000     11,000     -0-               -0-
SICKMUELLER, Karin . . . . . . . . .      2,680      2,680     -0-               -0-
SJOGREN, David . . . . . . . . . . .     10,000     10,000     -0-               -0-
SJOGREN, Erik. . . . . . . . . . . .      2,000      2,000     -0-               -0-
SLOAN, Mitch . . . . . . . . . . . .      5,000      5,000     -0-               -0-
SMANTIOTTO, Loretta. . . . . . . . .      5,360      5,360     -0-               -0-
SNELL, Barbara . . . . . . . . . . .      6,670      6,670     -0-               -0-
SOMERVILLE, William G. . . . . . . .     10,000     10,000     -0-               -0-
SOOBOTIN, Korby. . . . . . . . . . .      6,700      6,700     -0-               -0-
SOOBOTIN, Nettie . . . . . . . . . .     25,863     25,863     -0-               -0-
SOOBOTIN, Sherry . . . . . . . . . .      6,700      6,700     -0-               -0-
SORGE, Mia . . . . . . . . . . . . .      7,000      7,000     -0-               -0-
STONE, Kenneth . . . . . . . . . . .     20,000     20,000     -0-               -0-
SUTHERLAND, Daryl. . . . . . . . . .     16,733     16,733     -0-               -0-
SWANSON, Laverna . . . . . . . . . .      8,040      8,040     -0-               -0-
TAYLOR, David. . . . . . . . . . . .      1,335      1,335     -0-               -0-
TJOMSAAS, Eleanor. . . . . . . . . .      8,000      8,000     -0-               -0-


TJOMSAAS, Judy . . . . . . . . . . .    116,670    116,670     -0-               -0-
TOWNSEND, Valerie Kless. . . . . . .      2,000      2,000     -0-               -0-
TRENT, Brian & Patti . . . . . . . .    142,000    142,000     -0-               -0-
TRICKETT, Sharron. . . . . . . . . .      1,340      1,340     -0-               -0-
VAILLANT, Shirley. . . . . . . . . .     20,000     20,000     -0-               -0-
VATTOY, Barrie . . . . . . . . . . .     64,000     64,000     -0-               -0-
VATTOY, Shelly . . . . . . . . . . .      4,660      4,660     -0-               -0-
VENTRESS, Irene. . . . . . . . . . .     20,000     20,000     -0-               -0-
VINCE McDonald Ent. Ltd. . . . . . .    160,000    160,000     -0-               -0-
WAN-Lim, Sien. . . . . . . . . . . .      8,000      8,000     -0-               -0-
WARTBERG, Thomas . . . . . . . . . .     50,000     50,000     -0-               -0-
WIENS, Alvin & Winona. . . . . . . .      5,000      5,000     -0-               -0-
WILSON, Renee. . . . . . . . . . . .      6,000      6,000     -0-               -0-
WITTMEIER, Sherwood. . . . . . . . .     23,700     23,700     -0-               -0-
566,000 B.C. Ltd.. . . . . . . . . .      6,000      6,000     -0-               -0-

516,316 B.C. Ltd.. . . . . . . . . .     13,400     13,400     -0-               -0-
391,972 B.C. Ltd.. . . . . . . . . .     27,000     27,000     -0-               -0-
Laurentian Bank of Canada in trust .      6,670      6,670     -0-               -0-

for Steven Pospolita SD 0201087
Yorkton Securities Inc. in trust for     10,000     10,000     -0-               -0-
Gene Lukomski RRSP #63-8596-7
Investor Company in trust for. . . .     53,340     53,340     -0-               -0-
Acc. #7P619ZS, TD Evergreen
HSBC Securities (Canada) Inc. in . .     13,340     13,340     -0-               -0-
Trust for Dorothy Horbachewsky
Goepel McDermid Inc. in trust for. .     13,340     13,340     -0-               -0-
Rick Campbell RRSP #15-E61S-5
BREDESEN, Harald . . . . . . . . . .     25,000     25,000     -0-               -0-
FULLER, Brian. . . . . . . . . . . .     25,000     25,000     -0-               -0-
CRAWFORD, Malcolm. . . . . . . . . .     25,000     25,000     -0-               -0-
JUCHNEIWICZ, Ed. . . . . . . . . . .     25,000     25,000     -0-               -0-
DIGHTON, Jeff. . . . . . . . . . . .     20,000     20,000     -0-               -0-
NAQVI, Shahrukh. . . . . . . . . . .      6,000      6,000     -0-               -0-
SAVOIE, Pat. . . . . . . . . . . . .      2,000      2,000     -0-               -0-

                                      -10-

TEAT, James Albert . . . . . . . . .     20,000     20,000     -0-               -0-
HOYT, Dennis . . . . . . . . . . . .      6,000      6,000     -0-               -0-
HUNTER, Elsie. . . . . . . . . . . .  2,743,045  2,743,045     -0-               -0-
KOOP, John . . . . . . . . . . . . .     20,000     20,000     -0-               -0-
KPMG . . . . . . . . . . . . . . . .    207,622    207,622     -0-               -0-
Lyons Hamilton . . . . . . . . . . .     67,000     67,000     -0-               -0-
TJELTA, Sven . . . . . . . . . . . .    274,000    274,000     -0-               -0-
Terrence E King Law Corp.. . . . . .     12,000     12,000     -0-               -0-
COCHRANE, Floyd. . . . . . . . . . .    225,000    225,000     -0-               -0-


STEWART,  Raymond. . . . . . . . . .    300,000    300,000     -0-               -0-
GALANDIE, Cheryl . . . . . . . . . .      4,000      4,000     -0-               -0-
LEE, Colin . . . . . . . . . . . . .     20,000     20,000     -0-               -0-
WITTMEIER, Adam. . . . . . . . . . .      2,000      2,000     -0-               -0-
MILLER, Patrick. . . . . . . . . . .      4,000      4,000     -0-               -0-
STOLL, Terrance. . . . . . . . . . .      1,350      1,350     -0-               -0-
HESKE, David . . . . . . . . . . . .      2,000      2,000     -0-               -0-
LONGPHEE, Myles. . . . . . . . . . .      2,000      2,000     -0-               -0-
GAIL, Dawn . . . . . . . . . . . . .      4,000      4,000     -0-               -0-
FRASER, Marie. . . . . . . . . . . .      2,500      2,500     -0-               -0-
NAHAL, Surjeet Singh . . . . . . . .      2,000      2,000     -0-               -0-
HORBACHEWSKY, Sherry . . . . . . . .     15,000     15,000     -0-               -0-
HOTH Ventures Inc. . . . . . . . . .     27,000     27,000     -0-               -0-
METHODICAL Management Inc. . . . . .     27,000     27,000     -0-               -0-
TJOMSAAS, Judy . . . . . . . . . . .    400,000    400,000     -0-               -0-
TJOMSAAS, Ralph. . . . . . . . . . .    417,622    417,622     -0-               -0-

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

                              PLAN OF DISTRIBUTION

SHARES  OFFERED  BY  PARA  MAS

The following officer and director is selling the common stock being offered by Para Mas through this prospectus:

Name  of  Officer/Director     Position
--------------------------     --------
Gary  Whiting                  President  and  Director

Mr. Whiting is not registered as a broker-dealer under the Securities Act of 1934 and is relying on Rule 3a4-1 under the 1934 Act to allow him to sell the shares as an officer of Para Mas. We believe that Mr. Whiting is qualified under this rule because:

- he is not subject to a statutory disqualification as set forth in section 3(a)(39) of the Securities Exchange Act of 1934;

- he will not be compensated for his participation in the offering by the payment of commissions or other remuneration based directly or indirectly on the sale of the offering;
- he has never been and will not be at the time of his participation in the offering an associated person of a broker or dealer;
- he has never participated before in selling a registered offering for any issuer; and
- he will perform substantial duties for Para Mas other than in connection with the sale of the shares.

In order to make the necessary sales, this officer and director plans to directly contact selected individuals and entities with whom he has a prior relationship and whom he believes will have an interest in the offering. Management, however, may enter into an underwriting agreement for this offering at a later date and at that time pay a commission to any participating underwriters. If we enter into an underwriting agreement after this offering becomes effective, we will file with the SEC a post-effective amendment identifying the underwriter and providing material information about the underwriting arrangements.

We are therefore offering the shares on a self-underwritten basis. There is no minimum number of shares required to be sold in this offering.

In order to subscribe for shares, an investor must complete and execute the form of subscription agreement attached to this prospectus and deliver the executed subscription agreement to us together with payment of the purchase price for the shares payable to Para Mas Incorporated.

We may reject or accept any subscription in whole or in part at our discretion. We may close the offering without notice to subscribers. We may immediately use the proceeds obtained from the offering.

Upon our acceptance of a subscription agreement, we will deliver to each subscriber a copy of the fully executed agreement evidencing the number of shares subscribed for. If we do not accept any subscription or any portion of a subscription, the amount of the subscription not accepted will be promptly returned by us to the subscriber.

The  estimated  costs  of  this  offering  are  as  follows:

Securities and Exchange Commission registration fee.  $   950
Transfer Agent Fees. . . . . . . . . . . . . . . . .  $   500
Accounting fees and expenses . . . . . . . . . . . .  $20,000
Legal fees and expenses. . . . . . . . . . . . . . .  $10,000
Blue Sky fees and expenses . . . . . . . . . . . . .  $ 5,000
Miscellaneous. . . . . . . . . . . . . . . . . . . .  $12,108
                                                      -------
Total (1). . . . . . . . . . . . . . . . . . . . . .  $50,000
                                                      =======

(1) If underwriters are used to sell the offering, they will be paid commissions of up to 10% creating additional offering expenses of $500,000 if all shares offered by Para Mas are sold.

SHARES  OFFERED  BY  SELLING  SHAREHOLDERS

This prospectus is part of a registration statement that enables the selling shareholders to sell their shares on a continuous or delayed basis for a period of twenty months. We have advised the selling shareholders that they shall only be permitted to sell their shares in jurisdictions where it is lawful to sell such securities. Thus, the selling shareholders will be permitted to sell their shares in foreign countries if they comply with all rules and regulations of that particular jurisdiction. Additionally, the selling shareholders shall be permitted to sell their shares in the United States only upon this registration statement becoming effective. Furthermore, the selling shareholders' selling efforts shall be limited to unsolicited brokerage transactions that comply with the provisions of Regulation M.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. On such public markets or exchanges as the common stock may from time to time be trading;
2.     In  privately  negotiated  transactions;
3.     In  short  sales;  or
4.     In  any  combination  of  these  methods  of  distribution.

The sales price to the public is fixed at $0.25 per share until such time as the shares of our common stock become traded in the Pink Sheets or an exchange. Although we intend to build a trading market for our common stock in the Pink Sheets or on the Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded in the Pink Sheets or on the Over-The-Counter Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.     The  market  price  of  our  common stock prevailing at the time of sale;
2.     A  price  related to such prevailing market price of our common stock; or
3.     Such other price as the selling shareholders determine from time to time.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above.

The selling shareholders whose shares are being registered under this prospectus and registration statement may choose not to sell their shares.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as

                                 -13
the selling shareholders may be
deemed  to  be  engaged  in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

                                LEGAL PROCEEDINGS



We are not currently a party to any legal proceedings. Our agent for service of process in Nevada is Rodney E. Sumpter, 139 Vassar Street, Reno, Nevada 89502.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of May 31, 2004 are as follows:

DIRECTORS:

Name  of  Director          Age
----------------------     -----
Gary  Whiting               48

EXECUTIVE  OFFICERS:

Name  of  Officer          Age     Office
--------------------      -----    -------
Gary  Whiting               48     President,  Principal  Executive Officer
                                   Principal  Accounting  Officer
                                   Principal  Financial  Officer
                                   Secretary/treasurer

Mr. Whiting became an officer and a director of Para Mas on or about February 11, 2004. He is an entrepreneur having both a legal and a management background. Mr. Whiting graduated from BYU Law School with a Master in Public Administration in 1988. Mr. Whiting served as Legislative Counsel to the Utah State Legislature from 1998 to 1990. From 1998 to September, 2001, Mr. Whiting served as president and CEO of WorldGroup, Inc., a holding company for Internet and technology based companies. From September, 2001 to the present, Mr. Whiting has been the president and CEO of AmeriGroup, the operating subsidiary of Para Mas. Mr. Whiting has been the manager of a scanning company and has practiced law since 1989.

TERM  OF  OFFICE

Our Directors are appointed for terms of one year to hold office until the next annual general meeting of the holders of our common stock, as provided by the Nevada Revised Statutes, or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

SIGNIFICANT  EMPLOYEES

We have no significant employees other than the officers and directors described above.


SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of May 31, 2004, and by Mr. Whiting who is our sole officer and director at the present time. All shares are owned directly.

                                                         Percentage of Common
                                                       Stock Beneficially Owned
                                                       ------------------------
                Name and Address     Amount and Nature    Prior to  After
Title of Class  of Beneficial Owner  of Beneficial Owner  Offering  Offering(1)
------------------------------------------------------------------------------
Common Stock    Gary Whiting         181,506,778 shares     64.5%    60.3%
                1337 S. Gilbert Road
                Mesa, Arizona  85204

Common Stock    All Officers and     181,506,778 shares     64.5%    60.3%
                Directors as a Group
                (1 person)
------------------------------------------------------------------------------
(1) The percentage calculations in this column are based on 281,248,039 shares outstanding and assume that the entire offering by Para Mas of 20,000,000 shares will be sold.


                            DESCRIPTION OF SECURITIES
GENERAL

Our authorized capital stock consists of 500,000,000 shares of common stock at a par value of $0.001 per share and 10,000,000 shares of preferred stock at a par value of $0.001 per share.

COMMON  STOCK

As of May 31, 2004, there were 281,248,039 shares of our common stock issued and outstanding that were held by approximately 725 stockholders.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as a liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

PREFERRED  STOCK



As of May 31, 2004, there were no shares of our preferred stock issued and outstanding. Holders of the preferred shares are entitled to receive cumulative dividends at the annual rate of 7% or $.07 per share, payable quarterly. The dividends may be payable in cash or through a dividend of additional shares of preferred shares.

The preferred shares rank senior to the common shares. The preferred shares have a liquidation preference of $1.00 per share plus any declared and unpaid dividends.

The preferred shares are convertible, in whole or in part, at the option of the holders thereof, into shares of common stock at an amount equal to the average closing bid price of the common stock for thirty days immediately preceding the conversion divided by the liquidation preference of $1.00 per share.

Para Mas may, at its option, convert the preferred shares into common stock by dividing the average closing price of the common stock over a 20 day period by the liquidation preference of $1.00 per share. In order to exercise this option, the average price of the common stock must be at least $1.50 per share.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL


No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Gary R. Henrie, our independent legal counsel, has provided an opinion on the validity of our common stock.

CFO Advantage, Inc., independent certified accountants, audited the financial statements for the year ended December 31, 2003, and presented their report with respect to the audited financial statements. CFO Advantage, Inc.'s report was given upon their authority as an expert in accounting and auditing.

      DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed  by  the  court's  decision.


                             DESCRIPTION OF BUSINESS

HISTORY

Para Mas was incorporated on June 6, 1994 as U.S. Medical Management, Inc., a subsidiary of Waterloo Wheels, Inc., a British Columbia company. On June 27,
1994, the shareholders of Waterloo Wheels exchanged all of their shares for shares in U.S. Medical Management and Waterloo Wheels was dissolved. The activities of Waterloo Wheels and U.S. Medical Management were confined to organizational matters and identifying business opportunities. They conducted no business.

In June 1995, U.S. Medical Management acquired the business of Ken Venturi Golf Centers, Inc. and changed its name to Ken Venturi Golf, Inc. ("KVGI"). KVGI was listed on the OTC Bulletin Board and was engaged in franchising indoor golf training centers under a license from Ken Venturi, a noted golf professional. The business of KVGI did not succeed and the company ceased operations in May 1997. Upon ceasing operations, Para Mas attempted to locate and negotiate the acquisition of other business opportunities. On November 1, 2000, Para Mas entered into agreements that would lead to the acquisition of the business assets of International Bible Games Inc. and Destination T.B.G. Development & Marketing Corp. Though pursued over a period of time, Para Mas was ultimately unable to acquire these assets. On April 12, 2004, Para Mas acquired 100% of the issued and outstanding shares of AmeriGroup, Inc., a Nevada corporation. The business operations of AmeriGroup, Inc. now constitute all of the business operations of Para Mas.

OUR  BUSINESS

AmeriGroup  operates  as:

- A one source, cross-promotional business-to-business medium for local and national businesses under the name and style of Itzyourmall.com;
-     A  complete  e-commerce  solution  for  local  and  national  businesses;
- A benefit services program for individuals, families and organizations as evidenced by a loyalty/rewards card given to individuals by local businesses.

Our business strategy is to sell marketing rights to geographic areas as a means of implementing the Itzyourmall system throughout the United States, Canada and eventually internationally. We derive fee and other income from the operation of the territories sold. To date, we have sold marketing rights for three regions: 1) the country of Canada; 2) the California 10 state region; and 3) the Texas 10 state region, each for $100,000.00. We are currently working with individuals interested in the New York

10 state region and the Florida 10 state region. Our business plan calls for the distribution of marketing rights in all fifty states.

Although we are more than three years old, we view our business operations as being in the start-up phase and we have yet to generate significant revenues.

THE  CONCEPT

We have built AmeriGroup on the following assumptions which we believe to be true:

-     Most  retail  dollars  are  spent  locally;
- It will be important to the success of small retail businesses to achieve a web presence for the purpose of advertising and selling product;
- Most small businesses do not have the resources necessary to achieve the requisite web presence and will embrace the chance to do so at an affordable price;
- Purchasers will welcome the chance to shop locally on the web if they can receive a discount for doing so;
- A merchant's web site needs a place to reside where it can be located easily by purchasers using the internet.

Our research shows that most retailing on the internet to date has been a direct selling by businesses of their own products or the products of others. So far, this approach has generally not proven to be profitable. Our approach is different. We create virtual malls on the internet that reflect the actual brick and mortar malls that exist in a given area. The businesses in the malls obtain a web presence and a base of loyal customers who are Itzyourmall card holders. Card holders in return are provided with a free genuine and significant discount program on their purchases both locally and nationally. It creates a win, win, win situation among the retailers, the cardholders and AmeriGroup.

COMPANY  STRATEGY

Our business consists of creating e-commerce solutions for buyers and sellers in the retail market place through the creation of e-malls. Mall merchants are motivated to participate because it gives their companies a web presence and the technical capability of selling products in e-commerce. Participation also exposes and promotes their products to a growing base of card associates as discussed herein. Card associates are motivated to participate in the program because they are allowed to shop Itzyourmall's e-malls via the internet or by kiosk and receive significant discounts on products or services purchased.

We have created and beta tested e-malls in the Mesa, Arizona area. Our e-malls and other concepts within our business plan have potential for revenue generation in the following ways.

Co-brander.  A business that purchases a 1,000 cards or more becomes co-brander.
----------
A co-brander receives their own domain and their own loyalty/rewards card. The co-brander pays an annual fee for the card-holder's account to be hosted on the Itzyourmall server. A co-brander also receives their own customized e-mall. This co-brander's mall is actually the Itzyourmall with the co-brander's template. This mall allows the co-brander to cross-market with all of the other co-branders nation- and internationally-wide. Co-branders pay an annual fee for hosting and maintenance of their domain and web-mall. Merchants must also offer discounts on purchases made by card associates.

Card sales. We are creating a base of card associates who for an annual fee receive a card allowing them to shop in AmeriGroup e-malls and receive discounts on products purchased from e-mall merchants.

e-Business. After reviewing on the internet, products available at the local mall, card associates can then physically travel to the mall to purchase products or they can purchase products on-line. AmeriGroup will provide e-mall merchants with the electronic ability to process on-line sales for a fee per transaction. Cardholders will also be able to purchase tickets through kiosks that will be located throughout the United States in stores next to the theaters and places of amusements.

Territory Marketing Rights. Our business plan to implement local e-malls throughout the United States and in selected provinces in Canada calls for the sale of marketing rights for specific geographical areas. Market owners will arrange for the development of e-malls within their allowed areas by signing up merchants in local malls to participate in the program. AmeriGroup receives fee income from the initial sale of the marketing rights, from wholesale and retail and other fees from the transactions within e-malls created by the Market owners.

MARKETING

Though AmeriGroup has the right to create e-malls directly in areas where market rights have not been sold, we have determined to develop the Itzyourmall community through the sale of marketing rights. We believe the Itzyourmall community can grow to sizeable proportion by Market owners developing e-malls within the geographic area assigned to their territory.

Card sales to card associates are made primarily in the form of employee benefit packages to the employees of companies that may or may not be e-mall merchants.

COMPETITION

No one is providing discounts quite like Itzyourmall. Consequently, we have no direct competitor. There are, however, businesses that have components similar to ours. These businesses include coupon book, entertainment books, loyalty cards and coupon mailers. None of these have created a program like Itzyourmall. We feel that our situation is analogous to Blockbuster Video. When they started building their stores, there were thousands of little "mom and pop" video businesses everywhere. Blockbuster wiped out all of those little stores, because they were bigger and better. We believe we can do the same with the other discount businesses in the market today.

GOVERNMENT  REGULATION

We are subject to all of the government regulations that regulate businesses generally. We are not aware of any government regulations that are specific to the Para Mas business. We anticipate that our products will be marketed over a wide geographic area involving several states and eventually all of the states in the United States. Accordingly, we will be subject to any rules regulating interstate commerce that may apply to us. Also, as a business focused on the Internet, there is a risk that our activities and the Internet generally may become the subject of government regulation in the future or that governments will interpret their laws as having jurisdiction over Internet business. Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet generally, covering issues such as user privacy, pricing, and characteristics and quality of products and services. Similarly, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business over the Internet. The adoption of any additional laws or regulations may decrease the growth of commerce over the Internet, increase our cost of doing business or otherwise have a harmful effect on our business.


                             DESCRIPTION OF PROPERTY

The business operations of Para Mas are located at 1337 S. Gilbert Road, Suite 104, Mesa, Arizona 85204. At that location we have office space of approximately 2,000 square feet for which we pay a monthly rent payment of $1,471. Our lease of this space expires in September 2004. We do not expect any difficulty in locating space upon the expiration of the lease that will be suitable to our needs.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO  PRESENT  PUBLIC  MARKET

There  is  no  active  public  market  for  our  common  stock.

OPTION,  WARRANTS  AND  REGISTRATION  RIGHTS



We have no outstanding options or warrants to purchase, or securities convertible into, common equity of Para Mas. Other than the shares for the selling shareholders listed herein, there are no shares Para Mas has agreed to register under the Securities Act. There are 29,042,105 common shares being registered pursuant to this registration statement, 20,000,000 of which will be offered by Para Mas and 9,042,105 of which may be offering by the selling shareholders.

RULE  144  SHARES

A total of 278,718,600 shares of our common stock is available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case equals 2,812,480 shares as of the date of this prospectus; or

2. The average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under  Rule  144(k),  a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. There are 97,211,822 common shares of Para Mas that may be sold at the present time under Rule 144(k).

The Division of Corporate Finance of the Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees would act as underwriters under the Securities Act of 1933 when reselling the securities of the blank check company and that the securities could only be resold through a registered offering and that Rule 144 would not be available for those resale transactions. Accordingly, Rule 144 may not be available for the resale of all issued and outstanding shares of Para Mas.

PENNY  STOCK  RULES

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:


- contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
- contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws;
- contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and significance of the spread between the "bid" and "ask" price;
- contains a toll-free telephone number for inquiries on disciplinary actions;
- defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and
- contains such other information and is in such form (including language, type, size and format), as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

-     with  bid  and  offer  quotations  for  the  penny  stock;
- the compensation of the broker-dealer and its salesperson in the transaction;
- the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
- monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.
These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules and because many broker-dealers refuse to enter into penny stock transactions rather than comply with the rules. Therefore, stockholders may have difficulty selling those securities.

HOLDERS  OF  OUR  COMMON  STOCK

As of the date of this registration statement, we have approximately 725 registered shareholders.

DIVIDENDS

There are no restrictions in our Articles of Incorporation or bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. We would not be able to pay our debts as they become due in the usual course of business; or

2. Our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

                             EXECUTIVE COMPENSATION

COMPENSATION

The following table sets forth certain information as to our officers and Directors.



                                  Annual  Compensation  Table

                        Annual  Compensation        Long  Term  Compensation
                    -------------------------      -----------------------
                                           Other                            All
                                           Annual                          Other
                                           Com-                             Com-
                                           pen-   Restricted                pen-
                  Fiscal                   sa-    Stock   Options/  LTIP    sa-
Name    Title     Year      Salary   Bonus tion   Awarded SARs(#) payouts($)tion
----    -----     --------- -------- ----- ------ ------- ------- --------- ----
Gary     Pres.
Whiting  and     2003       $15,000   0     0       0       0       0       0
         Dir.               $    0    0     0       0       0       0       0

EMPLOYMENT  AGREEMENTS

No officer or director has an employment agreement with Para Mas at the present time.


                              FINANCIAL STATEMENTS

                                       -23

                             PARA MAS INTERNET, INC.
                                       and
                                AMERIGROUP, INC.
..
                         PRO FORMA  FINANCIAL STATEMENTS

                                 MARCH 31, 2004

                                   (UNAUDITED)

                                TABLE OF CONTENTS




Financial  statements

   Pro Forma Balance Sheet                                    F-3

   Pro Forma Statements of Income and Accumulated Deficit     F-4

   Pro Forma Statements of Cash Flows                         F-5

   Notes to financial statements                              F-6  -  F-7

                                   PARA MAS INTERNET, INC.
                                   -----------------------
                                   PRO FORMA BALANCE SHEETS
                                   -------------------------
                                     AS OF MARCH 31, 2004
                                     --------------------
                                           UNAUDITED
                                           ---------


                                                 ASSETS


                                                Para Mas      Amerigroup
                                              Internet, Inc.     Inc.                    Consolidated
                                                 3/31/2004     3/31/2004     Adjustments    3/31/2004
                                                ------------  ------------  ------------    ----------
CURRENT ASSETS
   Cash. . . . . . . . . . . . . . . . . . . .  $         -   $    38,400   $          -   $    38,400
                                                ------------  ------------  -------------  ------------
      Total current assets . . . . . . . . . .            -        38,400              -        38,400

OTHER CURRENT ASSETS
  Accounts Receivable. . . . . . . . . . . . .            -       240,000              -       240,000
  Note Receivable - Related Party. . . . . . .            -        47,175              -        47,175
                                                ------------  ------------  -------------  ------------
Total Other Current Assets . . . . . . . . . .            -       287,175              -       287,175

FIXED ASSETS
  Accumulated depreciation . . . . . . . . . .            -       (14,410)             -       (14,410)
  Vehicle. . . . . . . . . . . . . . . . . . .            -        24,850              -        24,850
  Office Equipment . . . . . . . . . . . . . .            -        11,131              -        11,131
  Computer Equipment . . . . . . . . . . . . .            -        11,894              -        11,894
  Land . . . . . . . . . . . . . . . . . . . .            -       470,500              -       470,500
                                                ------------  ------------  -------------  ------------
Total Fixed Assets . . . . . . . . . . . . . .            -       503,966              -       503,966

OTHER ASSETS
  Service Receivable . . . . . . . . . . . . .            -         4,500              -         4,500
  Intangible Assets. . . . . . . . . . . . . .            -        23,900              -        23,900
                                                ------------  ------------  -------------  ------------
Total Other Assets . . . . . . . . . . . . . .            -        28,400              -        28,400

TOTAL ASSETS . . . . . . . . . . . . . . . . .  $         -   $   857,941   $          -   $   857,941
                                                ============  ============  =============  ============
                         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
   Interest Payable. . . . . . . . . . . . . .  $         -   $       833   $          -   $       833
   Accounts payable. . . . . . . . . . . . . .            -        28,462              -        28,462
   Notes payable . . . . . . . . . . . . . . .       15,000             -        (15,000)            -
   Salary payable. . . . . . . . . . . . . . .            -     1,226,828              -     1,226,828
   Payroll liabilities . . . . . . . . . . . .            -        36,238              -        36,238
  Accrued expenses . . . . . . . . . . . . . .        5,319             -         (5,319)            -
  Preferred stock dividends payable. . . . . .       21,000             -        (21,000)            -
                                                ------------  ------------  -------------  ------------
      Total Current Liabilities. . . . . . . .       41,319     1,292,361        (41,319)    1,292,361


OTHER CURRENT LIABILITIES
   Note payable - Related Party. . . . . . . .            -       314,272              -       314,272

LONG TERM LIABILITIES
   Notes payable . . . . . . . . . . . . . . .            -        47,991              -        47,991
                                                ------------  ------------  -------------  ------------
TOTAL LIABILITIES. . . . . . . . . . . . . . .       41,319     1,654,624        (41,319)    1,654,624
                                                ------------  ------------  -------------  ------------
STOCKHOLDERS' EQUITY (DEFICIT)

Common stock, $0.001 par value,
   100,000,000 shares authorized,
   48,294,395 shares issued and
   outstanding as of  March 31, 2004                 48,295             -         27,942        76,237
Common stock, $0.0001 par value,
    80,000,000 shares authorized
    276,418,600 shares issued and
    outstanding as of March 31, 2004 . . . . .            -        27,642        (27,642)            -
Additional paid in capital . . . . . . . . . .    1,817,932     1,871,438     (2,594,744)    1,094,626
Preferred stock,authorized
   10,000,000 shares,
  60,000 shares issued . . . . . . . . . . . .       60,000             -        (60,000)            -
Subscribed stock . . . . . . . . . . . . . . .            -      (432,936)       432,936             -
Accumulated deficit. . . . . . . . . . . . . .   (1,967,546)   (2,262,827)     2,262,827    (1,967,546)
                                                ------------  ------------  -------------  ------------
      Total stockholders' equity (deficit) . .      (41,319)     (796,683)        41,319      (796,683)
                                                ------------  ------------  -------------  ------------
TOTAL LIABILITIES AND
    STOCKHOLDERS' EQUITY . . . . . . . . . . .  $         -   $   857,941   $          -   $   857,941
                                                ============  ============  =============  ============


             The accompanying notes to pro forma financial statements should be read in conjunction with these Balance Sheets


                                   PARA MAS INTERNET, INC.
                                   -----------------------
                  PRO FORMA STATEMENTS OF INCOME AND ACCUMULATED DEFICIT
                  ------------------------------------------------------
                                   FOR THREE MONTHS ENDED
                                   ----------------------
                                       MARCH 31, 2004
                                       --------------


                                       Para Mas
                                     Internet, Inc.   Amerigroup, Inc.                  Consolidated
                                    ---------------   ---------------                 ---------------
                                         For the          For the                          For the
                                      three  months     three months                     three months
                                         ended             ended                           ended
                                     March 31, 2004    March 31, 2004   Adjustments    March 31, 2004
                                    ---------------   ---------------   ------------  ---------------
REVENUES . . . . . . . . . . . . .  $             -   $        92,423   $          -  $        92,423
COST OF REVENUES . . . . . . . . .                -                 -              -                -
                                    ---------------   ---------------   ------------  ---------------
GROSS PROFIT (LOSS). . . . . . . .                -            92,423              -           92,423
                                    ---------------   ---------------   ------------  ---------------

EXPENSES:
   General and administrative. . .                -           106,843              -          106,843
   Depreciation. . . . . . . . . .                -             1,547              -            1,547
                                    ---------------   ---------------   ------------  ---------------
      Total expenses . . . . . . .                -           108,390              -          108,390
                                    ---------------   ---------------   ------------  ---------------
Deficit from operations in the
  development stage. . . . . . . .                -           (15,967)        15,967                -

ACCUMULATED DEFICIT,
   beginning of period . . . . . .       (1,967,546)       (2,246,860)     2,246,860       (1,967,546)
                                    ---------------   ---------------   ------------  ---------------
ACCUMULATED DEFICIT,
   end of period . . . . . . . . .  $    (1,967,546)  $    (2,262,827)  $  2,262,827  $    (1,967,546)
                                    ===============   ===============   ============  ===============
PER SHARE INFORMATION:



             The accompanying notes to pro forma financial statements should be read in conjunction with these Statements of Income and Accumulated Deficit

                                             F-4

                                   PARA MAS INTERNET, INC.
                                   -----------------------
                             PRO FORMA STATEMENTS OF CASH FLOWS
                             ----------------------------------
                            FOR THREE MONTHS ENDED MARCH 31, 2004
                            -------------------------------------


                                                     (Unaudited)

					   ------------------------------------
                                               Para Mas
                                            Internet, Inc.    Amerigroup, Inc.    Consolidated
                                            Three  Months       Three Months      Three Months
                                                Ended              Ended             Ended
                                              3/31/2004          3/31/2004         3/31/2004
                                           ----------------  ------------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income / (Loss) from Operations . .  $              -  $         (15,967)  $     (15,967)
  Adjustments to reconcile net income
     to net cash provided
  Change in assets and liabilities:
  Depreciation Expense. . . . . . . . . .                 -              1,547           1,547
  (Increase) decrease in note
      receivable- related party . . . . .                 -            (60,000)        (60,000)
  Increase (decrease) in note
      payable - related party . . . . . .                 -            (39,632)        (39,632)
  Increase (decrease) in payroll
      tax liabilities . . . . . . . . . .                 -             72,020          72,020
                                           ----------------  ------------------  --------------
    Net cash provided by (used in)
        operating activities. . . . . . .                 -            (42,032)        (42,032)
                                           ----------------  ------------------  --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  (Purchase)/Sale of Equipment. . . . . .                 -             (5,131)         (5,131)
                                           ----------------  ------------------  --------------
    Net cash provided by (used in)
         investing activities . . . . . .                 -             (5,131)         (5,131)
                                           ----------------  ------------------  --------------
Net increase (decrease) in cash . . . . .                 -            (47,163)        (47,163)
Balance at beginning of Period. . . . . .                 -             85,563          85,563
                                           ----------------  ------------------  --------------
End of Period . . . . . . . . . . . . . .  $              -  $          38,400   $      38,400
                                           ================  ==================  ==============

SUPPLEMENTAL DISCLOSURE
    OF CASH FLOW INFORMATION
  Cash paid during the year for interest.  $              -  $               -   $           -
                                           ================  ==================  ==============
  Cash paid during the year for taxes . .  $              -  $               -   $           -
                                           ================  ==================  ==============
  Preferred stock dividends payable . . .  $              -  $               -   $           -
                                           ================  ==================  ==============
  Stock options issued in exchange
    for services. . . . . . . . . . . . .  $              -  $               -   $           -
                                           ================  ==================  ==============

             The accompanying notes to pro forma financial statements should be read in conjunction with these Statements of Cash Flows

                             PARA MAS INTERNET, INC.
                             -----------------------
                     NOTES TO PRO FORMA FINANCIAL STATEMENTS
                     ---------------------------------------

PRO  FORMA  STATEMENTS
----------------------

Para  Mas  Internet,  Inc.
--------------------------

Para Mas Internet, Inc. ("Para Mas") was incorporated under the laws of the State of Nevada on June 6, 1994 as U.S. Medical Management, Inc., a wholly owned subsidiary of Waterloo Wheels, Inc. Para Mas is inactive with no significant operations and is seeking to merge or acquire an interest in business opportunities. Waterloo Wheels, Inc. was incorporated on June 2, 1986 under the laws of British Columbia. In June 1995, the shareholders of Waterloo Wheels, Inc. exchanged all their outstanding stock for shares of Para Mas on a share for share basis. In June 1995, Para Mas completed a merger with Ken Venturi Golf Training Center, Inc. Effective with the merger, all previously outstanding common stock of Ken Venturi Golf Center, Inc. was exchanged for 4,000,000 shares of Para Mas's common stock. Immediately following the merger, Para Mas changed its name to Ken Venturi Golf, Inc.

In November 1997, Para Mas changed its name to Transcontinental Waste, Industries. In April 1999, Para Mas changed its name to Financial Depot Online, Inc. In August 1999 Para Mas changed its name to Para Mas Internet, Inc.

Para Mas has generated no sales revenues, has incurred expenses and has sustained losses. Consequently, its operations are subject to all the risks inherent in the establishment of a new business enterprise. For the period from inception through March 31, 2004 Para Mas has an accumulated deficit of $1,967,546.

Amerigroup,  Inc.
-----------------

Amerigroupmall Inc. ("Amerigroup") is the parent company and head of the respective divisions, WorldGroup Inc. ("Worldgroup") and Mobilescan Inc. ("Mobilescan"). Amerigroupmall Inc. was previously a division of Worldgroup. When Amerigroup was incorporated, Worldgroup remained a majority shareholder in the company. Amerigroup was subsequently merged with Worldgroup during 2002.

Given the majority percentage ownership and control of the divisions, for 2002 and 2001, the financial statements of Amerigroup include the consolidated financial information of Worldgroup and Mobilescan as well.

Mobilescan was previously a subsidiary of Amerigroup. Upon the merger of Worldgroup and Amerigroup, Mobilescan became a direct subsidiary of the parent company, Amerigroup. The financial statements here within represent the activities of Amerigroup, Mobilescan, and Worldgroup, for the periods ending March 31, 2004.

The purpose of Amerigroup and Worldgroup is a provider of one source, the least of cross-markets promotionals for local and national business under the name and style of Itzyourmall.com; a complete e-commerce solutions provider for local and national business with benefit services for individuals, families and organizations as evidenced by a personalized loyality rewards card with a diverse network of other services which become available to card holders. The network of services is offered under the co-brand name "itzyourmall" evidenced by a logo included on the card.

                             PARA MAS INTERNET, INC.
                             -----------------------
                     NOTES TO PRO FORMA FINANCIAL STATEMENTS
                     ---------------------------------------

Mobilescan, Inc. was incorporated under the laws of the state of Nevada on September 27, 2002. While the transactions of the Mobilescan, Inc. were treated as if it were a corporation, until such time of incorporation, the company was organized as a partnership, with each of the individual owners being partners. Upon incorporation, the partnership interests were exchanged for shares of stock of the corporation. All income and losses derived up and until the time of incorporation would be attributable to the individual partners themselves, rather than the company as a whole. Given the majority ownership and control of Worldgroup over Mobilescan, all income and expenses during the entire period are reflected in the consolidated financial statements of Amerigroup.

Mobilescan, Inc. is a provider of a national lawyers affinity program which utilizes an on-line, one source Internet Mall, CD Rom law libraries and custom Legal Forms and Billing Software; a marketing program for attorneys through the virtual offices under the name and style of mobilescaninc.com; and complete benefits services for individuals, families and law offices as evidenced by a service card.

Agreement  of  Plan  and  Tender  Offer
---------------------------------------

Subsequent to the date of the pro forma financial statements, Para Mas entered into an Agreement of Plan and Tender Offer ("Agreement")which provides for a tender offer of 100% of the issued and outstanding shares of Amerigroup,
Inc., a company formed under the laws of the state of Nevada, in which the Company will issue one share of its common stock for each share of Amerigroup, Inc. common stock tendered. Para Mas will also issue approximately 10,042,105 shares of its common stock to IBG shareholders and IBG creditors in exchange for releases of claims against IBG.

Subsequent to the date of the financial statements, the Company entered into an Agreement and Release ("Release")with the holder of the Company's $15,000 note payable, together with accrued and unpaid interest in exchange for 60,000 shares of the Company's restricted common stock.

Subsequent to the date of the financial statements, the Company entered into a Share Exchange Agreement ("Exchange") with the holder of 60,000 shares of the Company's preferred stock in exchange for 240,000 shares of the Company's restricted common stock.

                                AMERIGROUP, INC.
                                ----------------

                          (A Development Stage Company)
                          -----------------------------

                    AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                    -----------------------------------------

                                DECEMBER 31, 2003
                                -----------------

CONTENTS
--------


INDEPENDENT  AUDITORS'  REPORT                                        F-10

FINANCIAL  STATEMENTS:

     Balance  Sheet                                                   F-11

     Statement  of  Income  and  Accumulated  Deficit                 F-12

     Statement  of  Changes  of  Stockholders'  Equity                F-13

     Statement  of  Cash  Flows                                       F-14

NOTES  TO  FINANCIAL  STATEMENTS                            F-15  -   F-22

                          INDEPENDENT AUDITORS' REPORT


To  the  Board  of  Directors  of
Amerigroup,  Inc.:

We have audited the accompanying balance sheet of Amerigroup, Inc. (a Nevada Corporation) as of December 31, 2003, and the related statement of income and accumulated deficit from July 1, 2003 to December 31, 2003, changes in stockholders' equity, and cash flows for the six months ended December 31, 2003. All information included in these financial statements is the representation of the management of Amerigroup, Inc. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Amerigroup, Inc. as of December 31, 2003, and the result of its operations and its cash flows for the periods ended December 31, 2003, in accordance with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As disclosed in Note 5 to the financial statements, the Company has had limited operations and has not established a long-term source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regards to these matters is also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                              CFO  Advantage,  Inc.

June  9,  2004
Las  Vegas,  Nevada

                                AMERIGROUP, INC.
                                ----------------
                         (A Development Stage Company)
                         -----------------------------
                                BALANCE SHEETS
                                --------------
                            AS OF DECEMBER 31, 2003
                            -----------------------
                                    AUDITED
                                    -------


                                     ASSETS

                                                                             12/31/2003
                                                                             ----------
CURRENT ASSETS
   Cash . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $   85,563
                                                                             ----------
OTHER CURRENT ASSETS
   Accounts Receivable. . . . . . . . . . . . . . . . . . . . . . . . . . .     180,000
   Note Receivable - Related Party. . . . . . . . . . . . . . . . . . . . .       7,543
                                                                             ----------
Total Other Current Assets. . . . . . . . . . . . . . . . . . . . . . . . .     187,543
                                                                             -----------

FIXED ASSETS
   Accumulated depreciation . . . . . . . . . . . . . . . . . . . . . . . .     (12,863)
   Vehicle. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      24,850
   Office Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6,000
   Computer Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . .      11,894
   Land . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     470,500
                                                                             ----------
Total Fixed Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     500,382
                                                                             -----------

OTHER ASSETS
   Service Receivable . . . . . . . . . . . . . . . . . . . . . . . . . . .       4,500
   Intangible assets. . . . . . . . . . . . . . . . . . . . . . . . . . . .      23,900
                                                                             ----------
Total Other Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . .      28,400
                                                                             -----------

Total Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $  801,888
                                                                             ===========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

LIABILITIES
CURRENT LIABILITIES
   Interest Payable . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $      833
   Accounts payable . . . . . . . . . . . . . . . . . . . . . . . . . . . .      28,462
   Salary payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1,226,828
   Payroll liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . .      36,238
                                                                             ----------
Total Current Liabilities . . . . . . . . . . . . . . . . . . . . . . . . .   1,292,361

OTHER CURRENT LIABILITIES
   Note payable - Related Party . . . . . . . . . . . . . . . . . . . . . .     242,252
                                                                             ----------
Total Other Current Liabilities . . . . . . . . . . . . . . . . . . . . . .     242,252


LONG TERM LIABILITIES
   Notes payable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      47,991
                                                                             ----------
Total Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1,582,604
                                                                             ----------

STOCKHOLDERS' EQUITY

Common stock, $0.0001 par value, 80,000,000 shares authorized,
   276,418,600,shares issued and outstanding as of December 31, 2003. . . .      27,642
   Additional paid in capital - common stock. . . . . . . . . . . . . . . .   1,871,438
   Minority interest-Amerigroup . . . . . . . . . . . . . . . . . . . . . .           -
   Minority interest-Mobile Scan. . . . . . . . . . . . . . . . . . . . . .           -
   Subscribed Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . .    (432,936)
   Accumulated Deficit. . . . . . . . . . . . . . . . . . . . . . . . . . .  (2,246,860)
                                                                             ----------
Total Stockholders' Equity. . . . . . . . . . . . . . . . . . . . . . . . .    (780,716)
                                                                             ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT). . . . . . . . . . . .  $  801,888
                                                                             ==========
     The accompanying independent auditors report and notes to financial statements should be read in conjunction with this Balance Sheet.



               Amerigroup, Inc.
               ----------------
        (A Development Stage Company)
        -----------------------------
 STATEMENTS OF INCOME AND ACCUMULATED DEFICIT
 --------------------------------------------
  FOR THE SIX MONTHS ENDED DECEMBER 31, 2003
  -------------------------------------------
                  (AUDITED)
                  ---------




                                                      Audited
                                                      7/1/2003
                                                         to
                                                    12/31/2003
                                                    ----------
REVENUES. . . . . . . . . . . . . . . . . . . . .   $  419,323
COST OF REVENUES. . . . . . . . . . . . . . . . .       29,591
                                                    ----------
GROSS PROFIT (LOSS) . . . . . . . . . . . . . . .      389,732
                                                    ----------
EXPENSES:
   General and administrative . . . . . . . . . .      402,905
   Consulting . . . . . . . . . . . . . . . . . .       42,950
   Depreciation . . . . . . . . . . . . . . . . .        6,187
   Interest Expense . . . . . . . . . . . . . . .        1,300
   Payroll. . . . . . . . . . . . . . . . . . . .      243,500
   Taxes. . . . . . . . . . . . . . . . . . . . .        2,908
                                                    ----------
Total Expenses. . . . . . . . . . . . . . . . . .      699,750
                                                    ----------
Deficit from operations in the development stage.     (310,018)

ACCUMULATED DEFICIT, beginning of period. . . . .   (1,936,842)
                                                    ----------
ACCUMULATED DEFICIT, end of period. . . . . . . .  $(2,246,860)
                                                    ==========

PER SHARE INFORMATION:

Weighted average number of shares outstanding
    (basic and diluted) . . . . . . . . . . . . .    2,024,751
                                                    ===========
Earnings Per Share of common stock
    (basic and diluted) . . . . . . . . . . . . .  $    (0.153)
                                                    ===========
     The accompanying independent auditors report and notes
to financial statements should be read in conjunction with this
   Statement of Income and Accumulated Deficit.


                                AMERIGROUP, INC.
                                ----------------
                         (A Development Stage Company)
                         -----------------------------
                  STATEMENT OF CHANGES IN STOCKHOLDERS EQUITY
                  -------------------------------------------
                            AS OF DECEMBER 31, 2003
                            -----------------------
                                    AUDITED
                                    -------




                        Common       Common        Additional
                        Stock        Stock         Paid-in      Subscription    Income      Total
                        Shares       Amount        Capital      Receivable       (Deficit)  Equity
                        -----------  ------------  -----------  --------------  ----------  -----------
Issuance of common
stock for cash . . . .  261,595,000  $     26,160  $   275,784  $     (32,080)  $       -   $   269,863

Issuance of common
stock for services . .    4,465,000           447      129,791              -           -       130,237

Deficit for the year
ended December
31, 2001                          -            -              -             -    (977,778)     (977,778)
                        -----------  ------------  -----------  --------------  ----------  -----------
Balance at December
31, 2001                266,060,000       26,606        405,574       (32,080)   (977,778)     (577,678)

Issuance of common
stock for cash . . . .    6,794,000           679       668,683      (345,575)          -       323,788

Issuance of common
stock for services . .      375,000            38        37,500             -           -        37,538

Issuance of common
stock for fixed assets      250,000            25        24,975             -           -        25,000

Deficit for the year
ended December 31,
2002                              -            -              -             -    (886,914)     (886,914)
                        -----------  ------------  -----------  --------------  ----------  -----------
Balance at December
31, 2002                273,479,000       27,348      1,136,732    (377,655)   (1,864,692)   (1,078,267)

Issuance of common
stock for cash . . . .    1,517,600          152      379,348        (55,281)           -       324,219

Issuance of common
stock for fixed assets    1,422,000           142      355,358            -             -       355,500

Deficit for the period
ended December 31,
2003                              -            -              -           -      (382,168)     (382,168)
                        -----------  ------------  -----------  --------------  ----------  -----------
Balance at December
31, 2003                276,418,600  $    27,642  $   1,871,438   $(432,936)  $(2,246,860)  $  (780,717)
                        ===========  ===========  ============= ============= ============  ============
     The accompanying independent auditors report and notes to financial statements should be read in conjunction with this Statement of Changes in Stockholders
                                          Equity


                             Amerigroup, Inc.
                             ----------------
                      (A Development Stage Company)
                      -----------------------------
                        STATEMENTS OF CASH FLOWS
                      -----------------------------
                        AS OF DECEMBER 31, 2003
                        ------------------------
                               (AUDITED)
                               ---------



                                                                         Audited
                                                                     Six months ended
                                                                        12/31/2003
                                                                        ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Deficit from operations in the development stage.  $                    (310,018)
    Depreciation. . . . . . . . . . . . . . . . . .                          6,187
    Subscribed stock. . . . . . . . . . . . . . . .                        (80,180)
    Accounts receivable . . . . . . . . . . . . . .                       (180,000)
    Salary payable. . . . . . . . . . . . . . . . .                        238,500
                                                     ------------------------------
  Net cash provided by Operating Activities . . . .                       (325,511)
                                                     ------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Notes payable - related party . . . . . . . . .                        179,648
    Common Stock. . . . . . . . . . . . . . . . . .                             86
    Additional paid in capital. . . . . . . . . . .                        215,594
                                                     ------------------------------
  Net cash provided by Financing Activities . . . .                        395,328
                                                     ------------------------------
Balance at beginning of period. . . . . . . . . . .                         15,746
Net increase in cash. . . . . . . . . . . . . . . .                         69,817
                                                     ------------------------------
Balance at end of period. . . . . . . . . . . . . .  $                      85,563
                                                     ==============================

SUPPLEMENTAL INFORMATION:
Interest Paid . . . . . . . . . . . . . . . . . . .  $                       1,300
                                                     ==============================
Taxes Paid. . . . . . . . . . . . . . . . . . . . .  $                       2,908
                                                     ==============================
     The accompanying independent auditors report and notes to financial statements should be read in conjunction with this Statement of Cash Flows.


                                AMERIGROUP, INC.
                                ----------------
                          (A Development Stage Company)
                          -----------------------------
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                             AS OF DECEMBER 31, 2003
                             -----------------------
                                    (AUDITED)
                                    ---------

NOTE  1  -  ORGANIZATION  AND  PURPOSE

Amerigroupmall Inc. ("Amerigroup") is the parent company and head of the respective divisions, WorldGroup Inc. ("Worldgroup") and Mobilescan Inc. ("Mobilescan"). Amerigroupmall Inc. was previously a division of Worldgroup. When Amerigroup was incorporated, Worldgroup remained a majority shareholder in the company. Amerigroup was subsequently merged with Worldgroup during 2002.

Given the majority percentage ownership and control of the divisions, for 2002 and 2001, the financial statements of Amerigroup include the consolidated financial information of Worldgroup and Mobilescan as well.

Mobilescan was previously a subsidiary of Amerigroup. Upon the merger of Worldgroup and Amerigroup, Mobilescan became a direct subsidiary of the parent company, Amerigroup. The financial statements here within represent the activities of Amerigroup, Mobilescan, and Worldgroup, for the periods ending December 31, 2002 and 2001, respectively.

The purpose of Amerigroup and Worldgroup is a provider of one source, the least of cross-markets promotionals for local and national business under the name and style of Itzyourmall.com; a complete e-commerce solutions provider for local and national business with benefit services for individuals, families and organizations as evidenced by a personalized loyality rewards card with a diverse network of other services which become available to card holders. The network of services is offered under the co-brand name "itzyourmall" evidenced by a logo included on the card.

Mobilescan, Inc. was incorporated under the laws of the state of Nevada on September 27, 2002. While the transactions of the Mobilescan, Inc. were treated as if it were a corporation, until such time of incorporation, the company was organized as a partnership, with each of the individual owners being partners. Upon incorporation, the partnership interests were exchanged for shares of stock of the corporation. All income and losses derived up and until the time of incorporation would be attributable to the individual partners themselves, rather than the company as a whole. Given the majority ownership and control of Worldgroup over Mobilescan, all income and expenses during the entire period are reflected in the consolidated financial statements of Amerigroup.

Mobilescan, Inc. is a provider of a national lawyers affinity program which utilizes an on-line, one source Internet Mall, CD Rom law libraries and custom Legal Forms and Billing Software; a marketing program for attorneys through the virtual offices under the name and style of mobilescaninc.com; and complete benefits services for individuals, families and law offices as evidenced by a service card.

No federal income tax return has been filed on behalf of the Company or any of its subsidiaries with respect to the years ending December 31, 2002 and 2001.

                                AMERIGROUP, INC.
                                ----------------
                          (A Development Stage Company)
                          -----------------------------
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    -----------------------------------------
                             AS OF DECEMBER 31, 2003
                             -----------------------
                                    (AUDITED)
                                    ---------

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Basis  of  Accounting
---------------------

The Company's policy is to prepare the financial statements on the accrual basis of accounting. The fiscal year end is December 31.

Cash  and  Cash  Equivalents
----------------------------

Cash and cash equivalents consist of highly liquid investments with maturities of three months or less when purchased.

Use  of  Estimates
------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions, which affect the reported amounts of assets and liabilities at the date of the financial statements and revenues and expenses for the period reported. Actual results may differ from these estimates.

Prepaid  Expenses
-----------------

Prepaid expenses are prepayments made to secure the use of assets or the receipt of services at a future date.

Investments  and  Marketable  Securities
----------------------------------------

The Company has adopted FASB No. 115. Equity securities are classified as available for sale and reported at fair value.

Investments are recorded at the lower of cost or market. Any reductions in market value below cost are shown as unrealized losses in the consolidated statement of operations.


Inventory  Valuation
--------------------

Inventories are stated at the lower of cost or market, cost being determined on the first in, first out (FIFO) basis.

Equipment
---------

Fixed assets acquired will be stated at cost. Expenditures that materially increase the life of the assets are capitalized. Ordinary maintenance and repairs are charged to expense as incurred. When assets are sold or otherwise disposed of, the cost and the related accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is recognized at that time. Depreciation is computed primarily on the straight-line method and accelerated method for financial statement purposes over the following estimated useful lives:

                                AMERIGROUP, INC.
                                ----------------
                          (A Development Stage Company)
                          -----------------------------
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    -----------------------------------------
                             AS OF DECEMBER 31, 2003
                             -----------------------
                                    (AUDITED)
                                    ---------


NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)


Computer  Equipment          5  Years
Furniture  &  Fixtures       7  Years
Office  Equipment            5  Years


The depreciation expense for the twelve months ended December 31, 2003 was $6,187.

Intangible  Assets
------------------


The Company has adopted SFAS No. 142, "Goodwill and Other Intangible Assets", which requires that goodwill and other indefinite lived intangible assets are no longer amortized, but renewed annually, or sooner if deemed necessary, for impairment. Under guidance from SFAS No. 142, management has no goodwill or other intangible assets as of December 31, 2003.

Compensated  Absences
---------------------

The Company has made no accrual for vacation or sick pay because the Company does not provide for these benefits. Therefore, the amount of compensation is not reasonably estimable.

Summary  of  Non-Cash  Transactions
-----------------------------------

There were non-cash transactions during the twelve-month period ending December 31, 2003 and the twelve-month period ending December 31, 2002 and 2001, respectively. (See Note 4)

Stock  Based  Compensation
--------------------------

The Company accounts for stock based compensation in accordance with SFAS 123, "Accounting for Stock-Based Compensation." The provisions of SFAS 123 allow companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in APB Opinion 25, "Accounting for Stock Issued to Employees" (APB 25) but disclose the pro forma effects on net income (loss) had the fair value of the options been expensed. The Company has elected to continue to apply APB 25 in accounting for its stock option incentive plans. The Company has issued its common stock as compensation to non-employees. The Company measures the amount of stock-based compensation based on the fair value of the equity instrument issued or the services or goods provided as of the earlier of (1) the date at which an agreement is reached with the non-employee as to the number of shares to be issued for performance, or (2) the date at which the non-employees' performance is complete.

Dividend  Policy
----------------

The  Company  has  not  yet  adopted  any policy regarding payment of dividends.

                                AMERIGROUP, INC.
                                ----------------
                          (A Development Stage Company)
                          -----------------------------
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    -----------------------------------------
                             AS OF DECEMBER 31, 2003
                             -----------------------
                                    (AUDITED)
                                    ---------

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Income  Taxes
-------------

The  Company  experienced  losses  during the previous fiscal tax year reported.
The Company will review its need for a provision for federal income tax after each operating quarter. The Company has adopted FASB No. 109, as discussed in
Note  6.

Revenue  and  Cost  Recognition
-------------------------------

The company plans on recognizing revenue using the accrual basis of accounting and will thus recognize the revenue when earned.

Research  and  Development
--------------------------

The  Company  expenses  its  research  and  development in the periods incurred.

Comprehensive  Income
---------------------

Statements of Financial Accounting Standards No. 130, Reporting Comprehensive Income (SFAS 130), requires that total comprehensive income be reported in the financial statements. The Company does not have any items considered to be other comprehensive income for the years ended December 31, 2003 and December 31, 2002 and 2001, respectively.

Earnings  Per  Share  Calculations
----------------------------------

Basic earnings per common share, ("EPS") is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. The weighted-average number of common shares outstanding for computing basic EPS was 2,024,751, for the year ended December 31, 2003. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. The weighted-average number of common shares outstanding for computing diluted EPS was equal to the basic earnings per share for the period ended December 31, 2003.

Statement  of  Cash  Flows
--------------------------

The statement of cash flows classifies changes in cash and cash equivalents according to operating, investing, or financing activities. For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with maturity of three months or less to be cash equivalents.

Advertising
-----------

Advertising costs are expensed when incurred. There were no advertising expenses for the year ended December 31, 2003.

                                AMERIGROUP, INC.
                                ----------------
                          (A Development Stage Company)
                          -----------------------------
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    -----------------------------------------
                             AS OF DECEMBER 31, 2003
                             -----------------------
                                    (AUDITED)
                                    ---------
NOTE  3  -  RELATED  PARTY

Mobile Scan's Senior Executive Vice President, Freddy H. Gagon was held liable in a state securities litigation resulting in a judgment issued on July 19, 1996 and filed with the clerk of court on October 21, 1996. Case No. CV95-02582. The Superior Court of the State of Arizona in the County of Maricopa found that Mr. Gagon had not registered to sell securities, had received commissions and partnerships in exchange for the sale of securities, and that the documents of the respective entities that were used to sell the securities made material misrepresentations of fact. Damages of $700,000 were awarded to the plaintiffs. Mr. Gagon has been permanently enjoined from selling unregistered or non-exempt securities within the state of Arizona.

The officer's of the company assisted in performing additional duties for services above and beyond their employment contract for the company and were paid for such services. For the period ending December 31, 2003, the officers did not perform any additional services.

An officer of the Company, Gary Whiting has made loans to the company for operations and expenses. On December 14, 2002, Mr. Whiting, exchanged the land, whose value on the books was $90,000, with a third party for more loans for the company against the loans due to him. The land was made up of 6 parcels at $15,000 each.


NOTE  4  -  STOCKHOLDERS'  EQUITY

Stock  Issuances
-----  ---------

A  chronological  history  of  Stockholders'  Equity  is  as  follows:

Amerigroup,  Inc.
-----------------

June 13, 2001 - Amerigroup, Inc. incorporated in Nevada. The Company is authorized to issue 500,000,000 shares of its $0.0001 par value common stock.

April 24, 2001 through October 8, 2001 - Amerigroup Inc. sold $228,680 worth of stock (264,025,000 shares) to 13 different investors with $26,403 as common stock and $202,278 as additional paid in capital, through 504 series A stock offering.

January 7, 2002 through November 8, 2003 - Amerigroup Inc. sold $1,670,400 worth of stock (12,393,600 shares) to 67 different investors with $1,239 as common stock and $1,669,161 as additional paid in capital, through two 506 series B stock offerings.

In 2001, 261,595,000 shares of common stock were issued for cash in the amount of $269,800. Of the total amount, $26,097 was common stock and $275,784 was additional paid in capital.

In 2001, 6,794,000 shares of common stock were issued for services in the amount of $130,300. Of the total amount, $510 was common stock and $129,791 was additional paid in capital.

                                AMERIGROUP, INC.
                                ----------------
                          (A Development Stage Company)
                          -----------------------------
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    -----------------------------------------
                             AS OF DECEMBER 31, 2003
                             -----------------------
                                    (AUDITED)
                                    ---------

In 2002, 261,595,000 shares of common stock were issued for cash in the amount of $323,788. Of the total amount, $680 was common stock and $668,683 was additional paid in capital.

NOTE  4  -  STOCKHOLDERS'  EQUITY  (CONTINUED)

In 2002, 375,000 shares of common stock were issued for services in the amount of $37,538. Of the total amount, $38 was common stock and $37,500 was additional paid in capital.

In 2003, 250,000 shares of common stock were issued for cash in the amount of $269,800. Of the total amount, $25 was common stock and $24,975 was additional paid in capital.

Worldgroup,  Inc.
----------------

May 24, 2001 - Worldgroup, Inc. incorporated in Nevada. The Company is authorized to issue 500,000,000 shares of its $0.0001 par value common stock.

January 17, 2001 and April 16, 2001 - Worldgroup, Inc. sold $165,021 worth of stock (250,000,000 shares) to 39 different investors with $25,000 as common stock and $140,021 as additional paid in capital, through 504 stock offering.

In 2001, 234,804,000 shares of common stock were issued for cash in the amount of $127,751. Of the total amount, $23,480 was common stock and $104,271 was additional paid in capital.

In 2001, 375,000 shares of common stock were issued for services in the amount of $538. Of the total amount, $1,470 was common stock and $35,750 was additional paid in capital.

In 2001, 14,696,000 shares of common stock were issued for compensation in the amount of $50. Of the total amount, $50 was common stock and $0 was additional paid in capital.

Mobilescan,  Inc.
-----------------

September 27, 2002 - Mobilescan, Inc. incorporated in Nevada. The Company is authorized to issue 500,000,000 shares of its $0.0001 par value common stock.

July 1, 2001 and October 8, 2001 - Mobilescan, Inc. sold $199,000 worth of stock (10,200,000 shares) to 15 different investors with $1,020 as common stock and $197,980 as additional paid in capital, through 504 stock offering.

August 13, 2002 and November 12, 2002 - Mobilescan, Inc. sold $292,500 worth of stock (2,925,000 shares) to 17 different investors with $293 as common stock and $292,207 as additional paid in capital, through 506 stock offering.

NOTE  5  -  GOING  CONCERN

The company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which assumes the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has no significant source of

                                AMERIGROUP, INC.
                                ----------------
                          (A Development Stage Company)
                          -----------------------------
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    -----------------------------------------
                             AS OF DECEMBER 31, 2003
                             -----------------------
                                    (AUDITED)
                                    ---------

revenue. Without
realization of additional capital, it would be unlikely for the Company to continue as a going concern. It is management's plan to seek additional capital.

NOTE  6  -  WARRANTS  AND  OPTIONS

As of December 31, 2003 and December 31, 2002 and 2001, respectively, there are no warrants or options outstanding to acquire any additional shares of common stock that are not disclosed in the equity section of the balance sheet.


NOTE  7  -  MINORITY  INTEREST  IN  EARNINGS

As of December 31, 2002 and 2001, respectively, Amerigroup, Inc. held a 0% interest in Worldgroup, Inc.

As of December 31, 2002 and 2001, respectively, Amerigroup, Inc. held a 91% interest in Mobilescan, Inc.


NOTE  8  -  RECENT  PRONOUNCEMENTS

In April 2002, the Financial Accounting Standards Board released SFAS 145 which is to be applied starting with fiscal years beginning after SFAS 145 eliminate SFAS 4 "Reporting Gains and Losses from Extinguishments of Debt" and thus allows for only those gains or losses on the extinguishments of debt that meet the criteria of extraordinary items to be treated as such in the financial statements. SFAS No. 145 also amends SFAS 13, "Accounting for Leases" to require sale-leaseback accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The adoption of SFAS No. 145 had no effect on the Company's reported financial positions, results of operations or cash flows.

In June 2002, the Financial Accounting Standards Board released SFAS 146 which is to be applied starting with fiscal years beginning after December 31, 2002. SFAS 146 addresses significant issues regarding the recognition, measurement and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for pursuant to the guidance set forth in EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity". The Company will adopt this standard as required on January 1, 2003. Adoption of the standard is not expected to have a material financial statement impact on the Company.

In October 2002, the Financial Accounting Standards Board released SFAS 147 which is to be applied starting with transactions occurring on or after October 1, 2002. SFAS 147 addresses Acquisitions of Certain Financial Institutions, along with amending previous SFAS issuances. The provisions of this Statement that relate to the application of the purchase method of accounting applies to all acquisitions of financial institutions, except transactions between two or more mutual enterprises. The provisions of this Statement that relate to the application of Statement 144 apply to certain long-term customer-relationship intangible assets recognized in an acquisition of a financial institution, including those acquired in transactions between mutual

                                AMERIGROUP, INC.
                                ----------------
                          (A Development Stage Company)
                          -----------------------------
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    -----------------------------------------

                             AS OF DECEMBER 31, 2003
                             -----------------------
                                    (AUDITED)
                                    ---------
enterprises.  The
Company has adopted this standard as required. Adoption of this standard is not expected to have a material financial statement impact on the Company.

NOTE  8  -  RECENT  PRONOUNCEMENTS  (CONTINUED)

In December 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 148, "Accounting for Stock-Based Compensation, Transition and Disclosure." SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. SFAS No. 148 also requires that disclosures of the pro forma effect of using the fair value method of accounting for stock-based employee compensation be displayed more prominently and in a tabular format. Additionally, SFAS No. 148 requires disclosure of the pro forma effect in interim financial statements. The transition and annual disclosure requirements of SFAS No. 148 are effective immediately. The interim disclosure requirements are effective for the first quarter of 2003. The adoption of SFAS No. 148 did not have a material effect on the Company's results of operations or financial condition.

In January 2003, the FASB issued FASB Interpretation No. 46 (FIN 46), "Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51." FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. Adoption of this standard is not expected to have a material financial statement impact on the Company.

                             PARA MAS INTERNET, INC.

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 2003

                                   (UNAUDITED)

                (With Report of Independent Accountant's Thereon)

TABLE OF CONTENTS

Independent Accountant's Report                                F-25

Financial statements

Balance sheet                                                  F-26

Statements of Income and Accumulated Deficit                   F-27

Statement of Changes in Stockholders' Equity                   F-28

Statements of cash flows                                       F-29

Notes to financial statements                                  F-30  -  F-35

                          INDEPENDENT AUDITOR'S REPORT



To  the  Board  of  Directors  of
Para  Mas  Internet,  Inc.


We have audited the accompanying balance sheet of Para Mas Internet, Inc. (a Nevada Corporation) as of December 31, 2003, and the related statement of income and accumulated deficit from July 1, 2003 to December 31, 2003, changes in stockholders' equity, and cash flows for the six months ended December 31, 2003. All information included in these financial statements is the representation of the management of Para Mas Internet, Inc. Our responsibility is to express an opinion on these financial statements based on our audit. The Financial Statements of Para Mas Internet, Inc. as of June 30, 2003, was audited by other accountants, whose report dated August 2003, stated that they were not aware of any material modifications that should be made to those statements in order for them to be in conformity with generally accepted accounting principles in the United States of America.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Para Mas Internet, Inc. as of December 31, 2003, and the result of its operations and its cash flows for the periods ended December 31, 2003, in accordance with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As disclosed in Note 1 to the financial statements, the Company has had limited operations and has not established a long-term source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regards to these matters is also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

CFO  Advantage,  Inc.

June  9,  2004
Las  Vegas,  Nevada

                             PARA MAS INTERNET, INC.
                                ----------------
                                BALANCE SHEETS
                                --------------
                            AS OF DECEMBER 31, 2003
                            -----------------------
                                    AUDITED
                                    -------



ASSETS
                                                                 (Audited)     (Audited)
                                                                 12/31/2003     6/30/2003
                                                                ------------  ------------
CURRENT ASSETS
   Cash. . . . . . . . . . . . . . . . . . . . . . . . . . . .  $         -   $         -
                                                                -----------   -----------
      Total current assets . . . . . . . . . . . . . . . . . .            -             -
                                                                -----------   -----------
PROPERTY AND EQUIPMENT, net of accumulated depreciation. . . .            -             -

OTHER ASSETS . . . . . . . . . . . . . . . . . . . . . . . . .            -             -
                                                                -----------   -----------
TOTAL ASSETS . . . . . . . . . . . . . . . . . . . . . . . . .  $         -   $         -
                                                                ===========   ===========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
   Accounts payable. . . . . . . . . . . . . . . . . . . . . .  $         -   $         -
   Notes payable . . . . . . . . . . . . . . . . . . . . . . .       15,000        15,000
   Accrued expenses  . . . . . . . . . . . . . . . . . . . . .        5,319         5,319
   Preferred stock dividends payable . . . . . . . . . . . . .       21,000        21,000
                                                                -----------   -----------
      Total current liabilities. . . . . . . . . . . . . . . .       41,319        41,319
                                                                ------------  ------------

TOTAL LIABILITIES. . . . . . . . . . . . . . . . . . . . . . .       41,319        41,319
                                                                -----------   -----------
STOCKHOLDERS' EQUITY (DEFICIT)

Common stock, $0.001 par value, 100,000,000 shares
   authorized, 48,294,395 shares issued and outstanding as of
  December 31, 2003. . . . . . . . . . . . . . . . . . . . . .       48,295        48,295
Additional paid in capital . . . . . . . . . . . . . . . . . .    1,817,932     1,817,932
Preferred stock,authorized 10,000,000 shares,
  60,000 shares issued . . . . . . . . . . . . . . . . . . . .       60,000        60,000
Additional paid in capital - preferred stock . . . . . . . . .            -             -
Accumulated deficit. . . . . . . . . . . . . . . . . . . . . .   (1,967,546)   (1,967,546)
                                                                -----------   -----------
      Total stockholders' equity (deficit) . . . . . . . . . .    1,926,227     1,926,227
                                                                -----------   -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY . . . . . . . . . .  $ 1,967,546   $ 1,967,546
                                                                ===========    ==========
     The accompanying independent accountants review report and notes to financial statements should be read in conjunction with this Balance Sheet.


                             PARA MAS INTERNET, INC.
                                ----------------
                  STATEMENTS OF INCOME AND ACCUMULATED DEFICIT
                                --------------
                             FOR SIX MONTHS ENDED
                             --------------------
                               DECEMBER 31, 2003
                            -----------------------
                                   AUDITED
                                   -------





                                                 (Audited)           (Audited)
                                                July 1, 2003        July 1, 2002
                                                      to                  to
                                                December 31, 2003   June 30, 2003
                                                -----------------   -------------

REVENUES . . . . . . . . . . . . . . . . . . .  $               -   $           -
COST OF REVENUES . . . . . . . . . . . . . . .                  -               -
                                                -----------------   -------------
GROSS PROFIT (LOSS). . . . . . . . . . . . . .                  -               -
                                                ------------------  --------------

EXPENSES:
   General and administrative. . . . . . . . .                  -               -
   Depreciation. . . . . . . . . . . . . . . .                  -               -
                                                -----------------   -------------
      Total expenses . . . . . . . . . . . . .                  -               -
                                                ------------------  --------------

Operating income (loss). . . . . . . . . . . .                  -               -
                                                -----------------   -------------
OTHER INCOME (EXPENSE)
   Other expenses. . . . . . . . . . . . . . .                  -         (1,050)
                                                -----------------   -------------
      Total other income (expense) . . . . . .                  -         (1,050)
                                                -----------------   -------------

LOSS FROM OPERATIONS BEFORE AND
PREFERRED STOCK DIVIDENDS. . . . . . . . . . .                  -               -

PROVISION FOR INCOME (TAX) BENEFIT . . . . . .                  -               -
                                                -----------------   -------------

NET INCOME (LOSS). . . . . . . . . . . . . . .                  -         (1,050)

PREFERRED STOCK DIVIDENDS. . . . . . . . . . .                  -           4,200
                                                -----------------   -------------

NET LOSS AVAILABLE TO COMMON
SHAREHOLDERS . . . . . . . . . . . . . . . . .   $              -    $     (5,250)
                                                ==================  ==============
LOSS PER SHARE BASIC AND DILUTED . . . . . . .   $          (0.00)   $      (0.00)
                                                ==================  ==============
ACCUMULATED DEFICIT, beginning of period . . .         (1,967,546)     (1,967,546)
                                                ------------------  --------------
ACCUMULATED DEFICIT, end of period . . . . . .   $     (1,967,546)   $ (1,968,596)
                                                ==================  ==============

PER SHARE INFORMATION:

Basic and dilulted Weighted average Number of
Shares Outstanding . . . . . . . . . . . . . .         48,294,395      44,127,695
                                                =================   =============
     The accompanying independent accountants review report and notes to financial statements should be read in conjunction with these Statements of Income and
                               Accumulated Deficit.


                             PARA MAS INTERNET, INC.
                                ----------------
                   STATEMENT OF CHANGES IN STOCKHOLDERS EQUITY
                                --------------
                            AS OF DECEMBER 31, 2003
                            -----------------------
                                   AUDITED
                                   -------

                                             Pre-     Pre-
                       Common      Common    ferred   ferred
                       Stock       Stock     Stock    Stock       Paid-in      Accumulated    Total
                       Shares      Amount    Shares   Amount      Capital       (Deficit)     Equity
                       ----------  --------  -------  ----------  ----------   -------------  ------------
Balances at
June 30, 2001 . . . .  44,127,570  $ 44,128   60,000  $   60,000  $1,411,749   $ (1,546,696)  $   (30,819)

Preferred stock
   dividend payable .           -         -        -           -      (4,200)             -        (4,200)

Shares issued in
   exchange for
   cash in July 2001
   at $.03 per
   share . . . . . .    4,166,667     4,167        -           -     120,833              -       125,000

4,166,667 stock
   options issued in
   7/1/2001 valued at
   $0.0705 per
   stock option in
   exchange for
   services. . . . . .          -         -        -           -     293,750              -       293,750

Rounding. . . . . . .         158         -        -           -           -              -

Loss for the
year ended
June 30, 2002 . . . .           -         -        -           -           -       (419,800)     (419,800)
                       ----------  --------  -------  ----------  ----------   -------------  ------------
Balance at
June 30, 2002 . . . .  48,294,395    48,295   60,000      60,000   1,822,132     (1,966,496)      (36,069)
Preferred stock
dividend payable. . .           -         -        -           -      (4,200)             -        (4,200)

Loss for the
year ended
June 30, 2003 . . . .           -         -        -           -           -         (1,050)       (1,050)
                       ----------  --------  -------  ----------  ----------   -------------  ------------
Balance at
June 30, 2003 . . . .  48,294,395    48,295   60,000      60,000   1,817,932     (1,967,546)      (41,319)

Loss for the
year ended
December 31,
2003                            -         -        -           -           -              -             -
                       ----------  --------  -------  ----------  ----------   -------------  ------------
Balance at
December 31,
2003                   48,294,395  $ 48,295   60,000  $   60,000   $ 1,817,932   $(1,968,596)  $  (41,319)
                       ==========  ========   ======  ==========   ============ ==============  ===========
     The accompanying independent auditors review report and notes to financial statements should be read in conjunction with this Statement of Changes in
                               Stockholders Equity.


                             PARA MAS INTERNET, INC.
                                ----------------
                            STATEMENTS OF CASH FLOWS
                                --------------
                             FOR SIX MONTHS ENDED
                             --------------------
                               DECEMBER 31, 2003
                            -----------------------
                                    AUDITED
                                    -------


                                                                   Six  Months      Twelve Months
                                                                       Ended            Ended
                                                                     12/31/2003       6/30/2003
                                                                   ------------  ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income / (Loss) from Operations . . . . . . . . . . . . . .  $          -  $       (1,050)
  Adjustments to reconcile net income
     to net cash provided
  Change in assets and liabilities:
  Increase (decrease) in accounts payable and accured liabilities             -           1,050
  Depreciation Expense. . . . . . . . . . . . . . . . . . . . . .             -               -
                                                                   ------------  --------------
    Net cash provided by (used in) operating activities . . . . .             -               -
                                                                  -------------  --------------
CASH FLOWS FROM INVESTING ACTIVITIES: . . . . . . . . . . . . . .             -               -


CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds of sale of common stock, net . . . . . . . . . . . . .             -               -
                                                                  -------------  --------------
    Net cash provided by (used in) financing activities . . . . .             -               -
                                                                  -------------  --------------

Net increase (decrease) in cash . . . . . . . . . . . . . . . . .             -               -
Balance at beginning of Period. . . . . . . . . . . . . . . . . .             -               -
                                                                  -------------  --------------
End of Period . . . . . . . . . . . . . . . . . . . . . . . . . .             -               -
                                                                  =============  ==============


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid during the year for interest. . . . . . . . . . . . .  $          -  $            -
                                                                   ============  ===============
  Cash paid during the year for taxes . . . . . . . . . . . . . .  $          -  $            -
                                                                   ============  ===============
  Preferred stock dividends payable . . . . . . . . . . . . . . .  $      4,200  $        4,200
                                                                   ============  ===============
  Stock options issued in exchnage for services . . . . . . . . .  $          -  $            -
                                                                   ============  ===============
     The accompanying independent accountants review report and notes to financial statements should be read in conjunction with these Statements of Cash Flows.



                            PARA MAS INTERNET, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2003
                                   AUDITED


1.     SUMMARY  OF  ACCOUNTING  POLICIES
       ---------------------------------

A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements as follows.

Business and Basis of Presentation - Para Mas Internet, Inc. ("Company" or "Para Mas") was incorporated under the laws of the State of Nevada on June 6, 1994 as U.S. Medical Management, Inc., a wholly owned subsidiary of Waterloo Wheels, Inc. The Company is inactive with no significant operations and is seeking to merge or acquire an interest in business opportunities. Waterloo Wheels, Inc. was incorporated on June 2, 1986 under the laws of British Columbia. In June 1995, the shareholders of Waterloo Wheels, Inc. exchanged all their outstanding stock for shares of the Company on a share for share basis. In June 1995, the Company completed a merger with Ken Venturi Golf Training Center, Inc. Effective with the merger, all previously outstanding common stock of Ken Venturi Golf Center, Inc. was exchanged for 4,000,000 shares of the Company's common stock. Immediately following the merger, the Company changed its name to Ken Venturi Golf, Inc.

In November 1997, the Company changed its name to Transcontinental Waste, Industries. In April 1999, the Company changed its name to Financial Depot Online, Inc. In August 1999 the Company changed its name to Para Mas Internet, Inc.

The Company has generated no sales revenues, has incurred expenses and has sustained losses. Consequently, its operations are subject to all the risks inherent in the establishment of a new business enterprise. For the period from inception through December 31, 2003 the Company has an accumulated deficit of $1,967,546.

Liquidity - The Company is inactive with no significant operations and is seeking to merge or acquire an interest in business opportunities. To date, the Company has incurred expenses and has sustained losses. As shown in the accompanying financial statements, the Company incurred a net loss of $ 0 during the period ended December 31, 2003. The Company's current liabilities exceeded its current assets by $41,319.

Advertising - The Company will recognize advertising expenses in accordance with SOP 93-7 "Reporting on Advertising Costs." The Company did not incur advertising costs during the period ended December 31, 2003.

Income Taxes - Income taxes are provided based on the liability method for financial reporting purposes in accordance with the provisions of Statements of Financial Standards No. 109, "Accounting for Income Taxes". Under this method deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be removed or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date.

Cash Equivalents - For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

Property and Equipment - For financial statement purposes, property and equipment will be depreciated using straight-line method over their estimated useful lives (five years for furniture, fixtures and equipment). The straight-line method of depreciation is also used for tax purposes.

Concentrations of Credit Risk - Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and trade receivables. The Company places its cash and temporary cash investments with high credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit.

                             PARA MAS INTERNET, INC.
                           A DEVELOPMENT STAGE COMPANY
                          NOTES TO FINANCIAL STATEMENTS


1.  SUMMARY  OF  ACCOUNTING  POLICIES  (CONTINUED)

Use of Estimates-The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amount and disclosures. Accordingly actual results could differ from those estimates.

Long-Lived Assets - The Company has adopted Statement of Financial Accounting Standards No. 144 (SFAS 144). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undercounted cash flows. Should an impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.


ComprehensiveIncome - The Company does not have any items of comprehensive income in any of the periods presented.

Net Loss Per Share - The Company has adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share," specifying the computation, presentation and disclosure requirements of earnings per share information. Basic earnings (loss) per share has been calculated based upon the weighted average number of common shares outstanding. Stock options and warrants will be excluded as common stock equivalents in the diluted earnings per share because they are either antidilutive, or their effect is not material.

Fair Value of Financial Instruments - The carrying values of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate fair value due to the relatively short maturity of these instruments

Segment Information - The Company adopted Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131") in the year ended December 31, 1998. SAFAS establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision making group, in making decisions how to allocate resources and assess performance. The information disclosed herein, materially represents all of the financial information related to the Company's principal operating segment.

Reclassifications - Certain reclassifications have been made in prior years' financial statements to conform to classifications in the current year.

Stock Based Compensation - In December 2002, the FASB issued Statement of Financial Accounting Standards No.148 ("SFAS No.148"),"Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary charge to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect

                             PARA MAS INTERNET, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS



1.  SUMMARY  OF  ACCOUNTING  POLICIES  (CONTINUED)

of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the year ended December 31, 2003 and will adopt the interim disclosure provisions for its financial reports for the quarter ended March 31, 2004.

Foreign CurrencyTranslation - The Company translates the foreign currency financial statements of its Canadian subsidiary in accordance with the requirements of Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation." Assets and liabilities are translated at current exchange rates, and related revenue and expenses are translated at average exchange rates in effect during the period. Resulting translation adjustments are recorded as a separate component in stockholders' equity. Foreign currency transaction gains and losses are included in the statement of income.

New Accounting Pronouncements - In July 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No.141, Business Combinations" (SFAS No. 141), and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (SFAS No. 142). The FASB also issued Statement of Financial Accounting Standards No. 143, "Accounting for Obligations Associated with the Retirement of Long-Lived Assets" (SFAS No.143), and Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets"(SFAS No. 144) in August and October 2001, respectively.

SFAS No. 141 requires the purchase method of accounting for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interest method. The adoption of SFAS No. 141 had no material impact on the Company's consolidated financial statements.

Effective January 1, 2002, the Company adopted SFAS No. 142. Under the new rules, the Company will no longer amortize goodwill and other intangible assets with indefinite lives, but such assets will be subject to periodic testing for impairment. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets must be tested for impairment, and write-downs to be included in results from operations may be necessary. SFAS No.142 also requires the Company to complete a transitional goodwill impairment test six months from the date of adoption.

2.  CAPITAL  STOCK

In November, 1997, the Company approved, by unanimous consent of its Board of Directors, to amend the Company's articles of incorporation to increase the number of shares of common stock, par value $.001 per share from 25,000,000 shares to 100,000,000 shares and to create 10,000,000 shares of preferred stock, par value $.001 per share.

In May 1998, the Company issued 60,000 shares of Series B 7% Cumulative Redeemable Convertible Preferred Stock ("Preferred Shares") in exchange for legal services rendered to the Company. Holders of the Preferred Shares are entitled to receive cumulative cash dividends at the annual rate of 7% per annum, or $.07 per share, payable quarterly. The dividends may be payable in cash or through a dividend of additional shares of Preferred Shares. The Company has accrued the unpaid $ 4,200 Series B Preferred Stock dividend to the holders of the Preferred Shares during the years ended December 31, 2003, respectively. The aggregate unpaid Series B Preferred Stock dividends at December 31, 2003 is $21,000 (see Note 9).

                             PARA MAS INTERNET, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS



2.  CAPITAL  STOCK  (CONTINUED)

The Preferred Shares rank senior to the common stock. The Preferred Shares have a liquidation preference of $1.00 per share plus any and all declared and unpaid dividends.

The Preferred Shares are convertible, in whole or in part, at the option of the holders thereof, into shares of common stock at amount equal to the Company's average closing bid price of the common stock for thirty days immediately preceding the conversion divided by the liquidation preference of $1.00 per share.

The Company may, at its option, convert the Preferred Shares into the Company's common stock by dividing the average closing price of the Company's common stock over a twenty (20) day period by the liquidation preference of $1.00 per share. In order to exercise this option, the average price of the Company's common stock must be at least $1.50 per share.

In July 2001, the Company issued a total of 4,166,667 shares of common stock in exchange for exercised options with an exercise price of $.03 per share (see
Note  3).

3.     STOCK  OPTIONS

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company's common stock issued to the Company consultants. These options were granted in lieu of cash compensation for services performed.



                      OPTIONS OUTSTANDING                                OPTIONS EXERCISABLE
-----------------------------------------------------------------  --------------------------------
Weighted                Weighted
                                               Weighted Average     Average                Average
Exercise                     Number         Remaining Contractual   Exercise    Number     Exercise
--------------------  --------------------  ----------------------  --------  -----------  --------

Prices                Outstanding           Life (Years)            Price     Exercisable  Price
--------------------  --------------------  ----------------------  --------  -----------  --------
 $                                                                  $
--------------------  --------------------  ----------------------  --------  -----------  --------



Transactions involving options issued to non-employees are summarized as follows:


                                                 Weighted Average
                              Number of Shares   Price Per Share
                              -----------------  ----------------
Outstanding at July 1, 2001.                 0   $           0.00
   Granted . . . . . . . . .         4,166,667               0.03
   Exercised . . . . . . . .        (4,166,667)              0.03
   Canceled or expired . . .                 0               0.00
----------------------------  -----------------  ----------------
Outstanding June 30, 2002. .                 0               0.00
    Granted. . . . . . . . .                 0               0.00
    Exercised. . . . . . . .                 0               0.00
    Canceled or expired. . .                 0               0.00
----------------------------  -----------------  ----------------
Outstanding at June 30, 2003                 0               0.00
----------------------------  -----------------  ----------------

The estimated value of the options granted to consultants was determined using the Black-Scholes option pricing model and the following assumptions: contractual term of 3.3 months, a risk free interest rate of 4.0 %, a dividend yield of 0% and volatility of 50%. The amount of the expense charged to operations in connection with granting the options was $ 293,750 during 2002.

                             PARA MAS INTERNET, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS




4.    NOTES  PAYABLE

Notes  payable  consist  of  the  following  as  of  December  31,  2003:

7%  Note  payable;  unsecured  and  in  default               $  15,000
                                                              =========
Accrued and unpaid interest in connection with the note payable is $5,319 at December 31, 2003 (see Note 9).

5.    INCOME  TAXES

The Company has adopted Financial Accounting Standard number 109, which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

For income tax reporting purposes, the Company's aggregate unused net operating losses approximate $1,900,000, expiring in the year 2021 that may be used to offset future taxable income. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earnings history of the Company, it is more likely than not that the benefits will not be realized. Due to significant changes in the Company's ownership, the Company's future use of its existing net operating losses may be limited.

Components  of  deferred  tax  assets  as  of  December 31, 2003 are as follows:

Non-Current:
  Net operating loss carry forward  $ 660,000
Valuation  allowance . . . . . . .   (660,000)
                                    ----------
  Net deferred tax asset . . . . .  $       0

6.    LOSSES  PER  COMMON  SHARE

The following table presents the computation of basic and diluted loss per share:

                                            December 31, 2003   June 30, 2003
                                            -----------------  -------------
Net loss available for common shareholders  $           (.00)  $     (5,250)
------------------------------------------  -----------------  -------------
Basic and fully diluted loss per share . .  $           (.00)  $       (.00)
------------------------------------------  -----------------  -------------
Weighted average common shares outstanding  $      48,294,395   $ 44,127,695
------------------------------------------  -----------------  -------------



Net loss per share is based upon the weighted average of shares of common stock outstanding.

7.   RELATED  PARTY  TRANSACTIONS

The Company's majority shareholder is International Bible Games, Inc. ("IBG"), a company formed under the laws of British Columbia, Canada. IBG has paid certain nominal costs of maintaining the Company's corporate status. The amount of the costs incurred are not material to the Company's financial statements taken as a whole.

                             PARA MAS INTERNET, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS




8.   GOING  CONCERN  MATTERS

The accompanying statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, from its inception the Company has incurred loses of $1,967,546. This factor among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time. The Company's existence is dependent upon management's ability to develop profitable operations and resolve it's Liquidity problems. The accompanying financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

In order to improve the Company's liquidity, the Company is actively pursing additional equity financing through discussions with investment bankers and private investors. There can be no assurance the Company will be successful in its effort to secure additional equity financing. If cash flows continue to improve through these efforts, management believes that the Company can continue to operate. However, no assurance can be given that management's actions will result in the resolution of its liquidity problems.

9.   SUBSEQUENT  EVENT

Subsequent to the date of the financial statements, the Company entered into an Agreement of Plan and Tender Offer ("Agreement")which provides for a tender offer of 100% of the issued and outstanding shares of Amerigroup, Inc., a company formed under the laws of the state of Nevada, in which the Company will issue one share of its common stock for each share of Amerigroup, Inc. common stock tendered. The Company will also issue approximately 10,042,105 shares of its common stock to IBG shareholders and IBG creditors (see Note 7) in exchange for releases of claims against IBG.

Subsequent to the date of the financial statements, the Company entered into an Agreement and Release ("Release")with the holder of the Company's $15,000 note payable, together with accrued and unpaid interest (see Note 4) in exchange for 60,000 shares of the Company's restricted common stock.

Subsequent to the date of the financial statements, the Company entered into a Share Exchange Agreement ("Exchange") with the holder of 60,000 shares of the Company's preferred stock and accrued dividends (see Note 2) in exchange for 240,000 shares of the Company's restricted common stock.

MANAGEMENTS  DISCUSSION  AND  ANALYSIS

Para Mas acquired Amerigroup, Inc. on or about April 12, 2004. Prior to that time, the active business operations of Para Mas had been limited for some time. The business operations of Amerigroup now constitute 100% of the business operations of Para Mas. This management's discussion will therefore focus on the business operations and the financial results of Amerigroup.

For the six month period ended December 31, 2003, Amerigroup had revenues of $419,323. During the same period, expenses totaled $699,750 yielding an operating loss for the period of $310,018. For the three month period ended March 31, 2004, Amerigroup had revenues of $92,423. Total expenses for the same period totaled $108,390 for a deficit during the three month period of $15,967.

As of March 31, 2004, Amerigroup had cash on hand totaling $38,400. This is sufficient working capital to meet the day to day operational cash needs of Amerigroup for approximately 40 days. Management estimates it will require $360,000 in working capital to sustain the business operations of Amerigroup for the next 12 months. Management believes that this working capital will be available from operating revenues during the next twelve months.

To actively grow the business pursuant its current business plan however, Amerigroup needs $5,000,000 in operating capital for the next 12 months. We plan on raising this capital through a registered sale of our common stock pursuant to this registration statement. However, it cannot be certain as to whether we will be successful in selling the offering.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We  have  had  no  changes  in  or  disagreements  with  our  accountants.


                              AVAILABLE INFORMATION

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of our contracts, agreements or documents. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving our company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules and any other materials filed by us with the Securities and Exchange Commission at the Commission's principle office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy
                                 ------------------
statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Upon the effective date of this registration statement and thereafter, we will file with the Securities and Exchange Commission annual and quarterly periodic reports on forms 10-KSB and 10-QSB respectively and current reports on form 8-K as needed. We are not required to deliver annual reports to our shareholders and at this time we do not intend to do so. We incourage our shareholders, however, to access and review all materials that we will file with the Securities and Exchange Commission at http://www.sec.gov.
                                           ------------------

Until ______, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART  II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

Our  officers  and  directors  are indemnified as provided by the Nevada Revised
Statutes  and  our  bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. This is not the case with our Articles of Incorporation. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our Board of Directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of our company, or is or was serving at the request of our company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of our company in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of Para Mas. An exception to this prohibition against advances applies when the officer is or was a director of our company.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

The  estimated  costs  of  this  offering  are  as  follows:

Securities and Exchange Commission registration fee.  $   950
Transfer Agent Fees. . . . . . . . . . . . . . . . .  $   500
Accounting fees and expenses . . . . . . . . . . . .  $20,000
Legal fees and expenses. . . . . . . . . . . . . . .  $10,000

Blue Sky fees and expenses . . . . . . . . . . . . .  $ 5,000
Miscellaneous. . . . . . . . . . . . . . . . . . . .  $12,108
                                                      -------
Total (1). . . . . . . . . . . . . . . . . . . . . .  $50,000
                                                      =======

(1) If underwriters are used to sell the offering, they will be paid commissions of up to 10% creating additional offering expenses of $500,000 if all shares offered by Para Mas are sold.

All  amounts  are  estimates  other  than  the  Commission's  registration  fee.

ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES

On or about April 12, 2004, Para Mas issued 276,418,600 shares of common stock to the shareholders of AmeriGroup in exchange for 100% of the issued and outstanding common shares of AmeriGroup on a share for share basis. The transaction was a transaction by Para Mas not involving any public offering. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933. There was no money raised and the transaction was a share exchange transaction on a share for share basis.

On or about April 12, 2004, Para Mas issued 10, 042,105 shares of common stock in exchange for a release of certain rights in which the Company had an interest. The transaction was a transaction by Para Mas not involving any public offering. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933. There was no money raised.

ITEM  27.  EXHIBITS.

EXHIBIT
NUMBER             DESCRIPTION
-------            --------------------

3.1     Articles  of  Incorporation  (1)
3.2     By-Laws  (1)
5.1     Opinion  of  Gary  R.  Henrie  ,  LLC,  with  consent  to  use
23.1    Consent  of CFO Advantage, Inc. for use of Audited Financial Statements

(1)     Previously  filed  as  an  exhibit  to the 10-KSB on September 20, 2000.

ITEM  28.  UNDERTAKINGS.

The  undersigned  registrant  hereby  undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

- To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

- To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

- To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Mesa, State of Arizona on June 16, 2004.

                                     PARA  MAS  CORP.

                                     By: /s/ Gary Whiting
                                         ----------------------------
                                         Gary  Whiting,  President


In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates stated signed this registration statement.

SIGNATURE                  CAPACITY IN WHICH SIGNED          DATE

                           Principal  Executive  Officer
                           Principal  Financial  Officer
                           Principal  Accounting  Officer    June 16,  2004
/s/ Gary Whiting           Director
-------------------------
Gary  Whiting